Exhibit 4.2

                                                                 EXECUTION COPY
                                                                 --------------



                    THE LEXINGTON MASTER LIMITED PARTNERSHIP,
                                     Issuer,

                             LEXINGTON REALTY TRUST,
                                Parent Guarantor,

                 CERTAIN SUBSIDIARIES OF LEXINGTON REALTY TRUST,

                             Subsidiary Guarantors,



                                       and

                         U.S. BANK NATIONAL ASSOCIATION,
                                     Trustee

                          FIRST SUPPLEMENTAL INDENTURE
                          Dated as of January 29, 2007

                  5.45% Exchangeable Guaranteed Notes due 2027



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                          FIRST SUPPLEMENTAL INDENTURE

                  THIS FIRST SUPPLEMENTAL INDENTURE (this "First Supplemental Indenture"), is entered into as of January 29, 2007, among THE LEXINGTON MASTER LIMITED PARTNERSHIP, a Delaware limited partnership (the "Issuer"), LEXINGTON REALTY TRUST, a Maryland real estate investment trust (the "Parent Guarantor"), CERTAIN SUBSIDIARIES OF THE PARENT GUARANTOR SIGNATORIES HERETO (including subsidiaries of the Parent Guarantor subsequently becoming guarantors, the "Subsidiary Guarantors" and, together with the Parent Guarantor, the "Guarantors") and U.S. BANK NATIONAL ASSOCIATION, a national banking association duly organized and existing under the laws of the United States, as Trustee hereunder (the "Trustee"), having its Corporate Trust Office at 100 Wall Street, Suite 1600, New York, New York 10005.

                  WHEREAS, the Issuer, the Parent Guarantor, the Subsidiary Guarantors and the Trustee entered into that certain Indenture dated as of January 29, 2007 (the "Original Indenture"), relating to the Issuer's unsecured debt securities authenticated and delivered under the Original Indenture;

                  WHEREAS, pursuant to Section 901 of the Original Indenture, the Issuer, the Guarantors and the Trustee may enter into supplemental indentures to establish the form or terms of a series of Securities issued pursuant to the Original Indenture;

                  WHEREAS, pursuant to Section 301 of the Original Indenture, the Issuer, the Guarantors and the Trustee desire to establish the terms of a series of Securities entitled the "5.45% Exchangeable Guaranteed Notes due 2027" of the Issuer in respect of which the Parent Guarantor and the Subsidiary Guarantors shall be guarantors (the "Notes"); and

                  WHEREAS, the Issuer, the Guarantors and the Trustee have duly authorized the execution and delivery of this instrument to establish the terms of the Notes set forth herein and have done all things necessary to make this instrument (together with the Original Indenture, the "Indenture") a valid agreement of the parties hereto, in accordance with its terms.

                  NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein, and for other good and valuable consideration the receipt of which is hereby acknowledged, and for the equal and proportionate benefit of the Holders of the Notes, the Issuer, the Guarantors and the Trustee agree as follows:

                                   ARTICLE ONE
                                   DEFINITIONS

                  Section 1.01. Definitions. (a) Capitalized terms used in this instrument and not otherwise defined herein shall have the meanings assigned to such terms in the Original Indenture or in the form of Note attached as Exhibit A hereto.

                  "Additional Notes" has the meaning provided in Section 2.02 hereof.

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                  "Additional Interest" has the meaning specified in the
Registration Rights Agreement.

                  "Additional Interest Notice" has the meaning specified in
Section 2.28.

                  "Additional Shares" has the meaning specified in Section 2.10.

                  "Applicable Exchange Period" means, with respect to an exchange of Notes, the 20 consecutive Trading-Day period commencing on the third Trading Day following the date the Notes are tendered for exchange.

                  "Applicable Consideration" has the meaning specified in
Section 2.11 hereof.

                  "Average Price" means, with respect to an exchange of Notes, an amount equal to the average of the Closing Sale Prices of Lexington Common Shares for each Trading Day in the Applicable Exchange Period. If the Notes have become exchangeable into securities or property other than Lexington Common Shares, the "Average Price" means an amount equal to the average of the Closing Sale Prices of such securities for each Trading Day in the Applicable Exchange Period or, in the case of other property, the fair market value thereof as determined in good faith by the Board of Trustees of the Parent Guarantor.

                  "Business Day" means, with respect to any Note, any day, other than a Saturday, Sunday or any other day on which banking institutions in The City of New York are authorized or obligated by law or executive order to close.

                  "Change of Control" means the occurrence at any time of any of any of the following events: (1) consummation of any transaction or event (whether by means of a share exchange or tender offer applicable to Lexington Common Shares, a liquidation, consolidation, recapitalization, reclassification, combination or merger of the Parent Guarantor or a sale, lease or other transfer of all or substantially all of the Parent Guarantor's consolidated assets) or a series of related transactions or events pursuant to which all of the outstanding Lexington Common Shares are exchanged for or converted into the right to receive cash, securities or other property; (2) any "person" or "group" (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable), other than the Parent Guarantor, the Issuer or any other Operating Partnership or any of their respective majority-owned Subsidiaries or any employee benefit plan of the Parent Guarantor, the Issuer or such Subsidiaries, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of more than 50% of the total voting power in the aggregate of all classes of shares of beneficial interest of the Parent Guarantor then outstanding entitled to vote generally in elections of trustees; (3) during any period of 12 consecutive months after the date of original issuance of the Notes, persons who at the beginning of such 12-month period constituted the Board of Trustees of the Parent Guarantor, together with any new persons whose election, appointment, designation or nomination was approved by a vote of a majority of the persons then still comprising the Board of Trustees of the Parent Guarantor who were either members of the Board of Trustees of the Parent Guarantor at the beginning of such period or whose election, appointment, designation or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board of Trustees of the Parent Guarantor; or (4) the Parent


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Guarantor or a wholly-owned Subsidiary of the Parent Guarantor ceases to be the general partner of the Issuer and the other Operating Partnerships. Notwithstanding the foregoing, even if any of the events specified in the preceding clauses (1) through (4) have occurred, except as specified in clause
(x), a Change of Control shall not be deemed to have occurred if either: (x) the Closing Sale Price of Lexington Common Share for any five Trading Days within
(i) the period of 10 consecutive Trading Days ending immediately after the later of the Change of Control or the public announcement of the Change of Control, in the case of a Change of Control relating to an acquisition of shares of beneficial interest, or (ii) the period of 10 consecutive Trading Days ending immediately after the Change of Control, in the case of a Change of Control relating to a merger, consolidation or asset sale, lease or other transfer, equals or exceeds 105% of the Exchange Price applicable to the Notes in effect on each of those Trading Days; provided, however, that the exception to the definition of "Change of Control" specified in this clause (x) shall not apply in the context of a Change of Control for purposes of Section 2.10 or Section 2.11(d); or (y) at least 90% of the consideration paid for Lexington Common Shares (excluding cash payments for fractional shares and cash payments made pursuant to dissenters' appraisal rights) in a merger, consolidation or other transaction otherwise constituting a Change of Control consists of shares of common stock (or depositary receipts or other certificates representing or evidencing common equity interests) traded on a national securities exchange or quoted on an established automated over-the-counter trading market in the United States (or will be so traded or quoted immediately following such merger, consolidation or other transaction) and as a result of the merger, consolidation or other transaction the Notes become exchangeable or convertible into such shares of common stock (or depositary receipts or other certificates representing or evidencing common equity interests). For the purposes of this definition, "person" includes any syndicate or group that would be deemed to be a "person" under Section 13(d)(3) of the Exchange Act.

                  "Change of Control Purchase Date" has the meaning provided in
Section 2.09 hereof.

                  "Change of Control Purchase Notice" has the meaning provided in Section 2.09 hereof.

                  "Change of Control Purchase Price" has the meaning provided in
Section 2.09 hereof.

                  "Closing Sale Price" means, with respect to the Lexington Common Shares or other capital stock or similar equity interests or other publicly traded securities on any date, the closing sale price per share (or, if no closing sale price is reported, the average of the closing bid and ask prices or, if more than one in either case, the average of the average closing bid and the average closing ask prices) on such date as reported on the principal United States securities exchange on which the Lexington Common Shares or such other capital stock or similar equity interests or other securities are traded or, if the Lexington Common Shares or such other capital stock or similar equity interests or other securities are not listed on a United States national or regional securities exchange, as reported by Pink Sheets LLC or another established over-the-counter trading market in the United States. The Closing Sale Price shall be determined without regard to after-hours trading or extended market making. In the absence of the foregoing, the Issuer shall determine the Closing Sale Price on such basis as it considers appropriate.


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                  "Code" means the Internal Revenue Code of 1986, as amended, and the regulations thereunder.

                  "Daily Share Amount" has the meaning provided in Section 2.12 hereof.

                  "Declaration of Trust of the Parent Guarantor" means the Declaration of Trust of the Parent Guarantor, dated as of December 22, 1997, as the same may be amended, supplemented or otherwise modified from time to time.

                  "Depositary" has the meaning provided in Section 2.03 hereof.

                  "Effective Date" has the meaning specified in Section 2.10.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "Exchange Agent" means the office or agency designated by the Issuer where the Notes may be presented for exchange.

                  "Exchange Price" means, as of any date of determination, for $1,000 principal amount of Notes, the quotient of $1,000 divided by the Exchange Rate in effect as of such date, rounded to the nearest $0.01, with $0.005 rounded upward.

                  "Exchange Rate" means the number of Lexington Common Shares by reference to which the Exchange Value shall be determined, which shall be initially 39.6071 Lexington Common Shares for each $1,000 principal amount of Notes and as the same shall be adjusted from time to time in accordance with the provisions hereof and of the Notes.

                  "Exchange Value" means, for each $1,000 principal amount of Notes, the product of (a) the applicable Exchange Rate, multiplied by (b) the Average Price.

                  "Expiration Time" has the meaning specified in Section 2.14.

                  "Guarantee" means the full and unconditional guarantee provided by each of the Guarantors in respect of the Notes as made applicable to the Notes in accordance with the provisions of Section 2.20 hereof.

                  "Initial Purchasers" means each of Bear, Stearns & Co. Inc., Lehman Brothers Inc., KeyBanc Capital Markets, a division of McDonald Investments Inc., and Wachovia Capital Markets, LLC (each, an "Initial Purchaser").

                  "interest" means, when used with reference to the Notes, any interest payable under the terms of the Notes, including Additional Interest, if any, payable under the terms of the Registration Rights Agreement.

                  "Indenture" has the meaning provided in the preamble of this instrument.

                  "Interest Payment Date" has the meaning provided in Section
2.05 hereof.


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                  "Issuer" has the meaning specified in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of the Indenture, and thereafter "Issuer" shall mean such successor Person.

                  "Issuer Notice" has the meaning provided in Section 2.09 hereof.

                  "Lexington Common Shares" means common shares of beneficial interest, par value $0.0001 per share, of the Parent Guarantor.

                  "Lexington Credit Agreement" means the Credit Agreement, dated as of June 27, 2005, as amended, among the Parent Guarantor, Lepercq Corporate Income Fund L.P., Lepercq Corporate Income Fund II L.P. and Net 3 Acquisition L.P., collectively as borrowers, each of the lenders party thereto, and Wachovia Bank, National Association, as agent, as the same may be amended, supplemented or otherwise modified from time to time, and any successor credit agreement thereto (whether by renewal, replacement, refinancing or otherwise) that the Parent Guarantor in good faith designates to be its principal credit agreement (taking into account the maximum principal amount of the credit facility provided thereunder, the recourse nature of the agreement and such other factors as the Parent Guarantor deems reasonable in light of the circumstances), such designation (or the designation that at a given time there is no principal credit agreement) to be made by an Officers' Certificate delivered to the Trustee.

                  "Lexington Credit Agreement Obligor" means every Subsidiary of the Parent Guarantor that is a borrower or guarantor under the Lexington Credit Agreement from time to time; provided that, to the extent that any or all of such Subsidiaries cease to be borrowers or guarantors under the Lexington Credit Agreement, such Subsidiaries shall cease to be Lexington Credit Agreement Obligors.

                  "Net Amount" has the meaning provided in Section 2.12 hereof.

                  "Net Cash Amount" has the meaning provided in Section 2.12 hereof.

                  "Net Shares" has the meaning provided in Section 2.12 hereof.

                  "Notes" has the meaning provided in Section 2.01 hereof which shall be substantially in the form attached as Exhibit A hereto.

                  "Operating Partnership" means each of the Issuer, Lepercq Corporate Income Fund L.P., Lepercq Corporate Income Fund II L.P. and Net 3 Acquisition L.P. and their respective successors.

                  "Optional Repurchase Date" has the meaning provided in Section
2.08 hereof.

                  "Optional Repurchase Notice" has the meaning provided in
Section 2.08 hereof.

                  "Optional Repurchase Price" has the meaning provided in
Section 2.08 hereof.


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                  "Parent Guarantor" has the meaning provided in the first
paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of the Indenture, and thereafter "Parent Guarantor" shall mean such successor Person.

                  "Person" means any individual, firm, corporation, partnership, association, joint venture, tribunal, limited liability company, trust, government or political subdivision or agency or instrumentality thereof, or any other entity or organization.

                  "PORTALSM Market" means The PORTAL Market operated by the Nasdaq Stock Market or any successor thereto.

                  "Principal Return" has the meaning provided in Section 2.12 hereof.

                  "Purchase Agreement" means the Purchase Agreement dated January 23, 2007, among the Parent Guarantor, the Issuer, the Subsidiary Guarantors parties thereto and the Initial Purchasers.

                  "Redemption Date" means, with respect to any Note or portion thereof to be redeemed in accordance with the provisions of Section 2.07 hereof, the date fixed for such redemption in accordance with the provisions of Section
2.07 hereof.

                  "Redemption Price" has the meaning provided in Section 2.07 hereof.

                  "Reference Dividend" has the meaning specified in Section 2.14, subject to adjustment as provided in Section 2.14.

                  "Registration Rights Agreement" means the Registration Rights Agreement, dated as of January 29, 2007, among the Parent Guarantor, the Issuer and the Initial Purchasers, as amended from time to time in accordance with its terms.

                  "Regular Record Date" has the meaning provided in Section 2.05 hereof.

                  "Restricted Securities" has the meaning specified in Section 2.25.

                  "Rule 144A" means Rule 144A as promulgated under the Securities Act as it may be amended from time to time hereafter.

                  "Securities Act" means the Securities Act of 1933, as amended.

                  "Share Price" has the meaning specified in Section 2.10.

                  "Spin-Off" has the meaning specified in Section 2.14.

                  "Subsidiary Guarantor" means each Subsidiary of the Parent Guarantor (other than the Issuer) in existence on the date hereof, that is a Lexington Credit Agreement Obligor, and any future Subsidiary Guarantor that is required to guarantee the Securities under the terms of the Original Indenture; provided, however, that, in the event any Subsidiary Guarantor is


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released pursuant to Section 1404 of the Original Indenture, such entity shall no longer be deemed a "Subsidiary Guarantor."

                  "Trading Day" means a day during which trading in securities generally occurs on the New York Stock Exchange or, if Lexington Common Shares are not then listed on the New York Stock Exchange, on the principal other United States national or regional securities exchange on which Lexington Common Shares are then traded.

                  "Trading Price" means, with respect to the Notes on any date of determination, the average of the secondary market bid quotations per $1,000 principal amount of Notes obtained by the Trustee for a $2,000,000 principal amount of Notes at approximately 3:30 p.m., New York City time, on such determination date from two independent nationally recognized securities dealers selected by the Issuer, which may include one or more of the Initial Purchasers or any successor to such entities. If at least two such bids cannot reasonably be obtained by the Trustee, but one such bid can reasonably be obtained by the Trustee, then one bid shall be used. If the Trustee cannot reasonably obtain at least one bid for a $2,000,000 principal amount of Notes from a nationally recognized securities dealer or, in the reasonable judgment of the Issuer, the bid quotations are not indicative of the secondary market value of the Notes, then the Trading Price per $1,000 principal amount of Notes shall be deemed to be less than 98% of the product of the Closing Sale Price of Lexington Common Shares and the Exchange Rate on such determination date.

                  "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990, as in force at the date as of which the Original Indenture was executed; provided, however, that in the event the Trust Indenture Act is amended after such date, "Trust Indenture Act" means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

                  (b) References to "interest" in the Indenture shall be deemed to include Additional Interest, if any, payable in respect of the Notes, except to the extent otherwise provided or where the context otherwise requires.

                                   ARTICLE TWO

                                      TERMS

                  Section 2.01. Title. The Notes shall constitute a series of Securities designated as the "5.45% Exchangeable Guaranteed Notes due 2027" of the Issuer in respect of which the Parent Guarantor and the Subsidiary Guarantors shall be Guarantors.

                  Section 2.02. Aggregate Principal Amount. The aggregate principal amount of Notes which may be authenticated and delivered under the Indenture is initially limited in aggregate principal amount to $250,000,000 (or up to $300,000,000 if the Initial Purchasers' option to purchase additional Notes described in the Purchase Agreement is exercised), except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes pursuant to Sections 304, 305, 306, 906, 1107 or 1203 of the Original Indenture and except for any Notes which, pursuant to
Section 303 of the Original Indenture, are deemed never to have been authenticated and delivered thereunder; provided that the Issuer may


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from time to time, without the consent of the Holders of the Notes, subject to compliance with the terms of the Indenture, increase the principal amount of the Notes by issuing additional Securities in the future (the "Additional Notes") having the same terms and ranking equally and ratably with the Notes in all respects and with the same CUSIP number as the Notes, except for the difference in the issue price and interest accrued prior to the issue date of such Additional Notes, provided that such Additional Notes constitute part of the same issue as the Notes for U.S. federal income tax purposes. Any Additional Notes shall be treated as a single series with the Notes under the Indenture and shall have the same terms as to status, redemption, repurchase, exchange and otherwise as the Notes. For clarity, the limitations in this Section 2.02, including the limitation on the aggregate principal amount of the Notes which may be authenticated and delivered under the Indenture, shall not apply or be construed to apply to any series of Securities, other than the Notes, that may be authenticated and delivered under the Indenture.

                  Section 2.03. Registered Securities in Book-Entry Form. The Notes shall be issuable initially in the form of one or more global Securities registered in the name of The Depository Trust Company's nominee, and shall be deposited with, or on behalf of, The Depository Trust Company, New York, New York (the "Depositary"). The Notes may be surrendered for registration of transfer and for exchange pursuant to Section 305 of the Original Indenture at the office or agency of the Issuer or the Parent Guarantor (including the Trustee) maintained for such purpose in the Borough of Manhattan, The City of New York, or at any other office or agency maintained by the Issuer or the Parent Guarantor for such purpose.

                  Section 2.04. Stated Maturity of Principal. The Stated Maturity of the principal of the Notes shall be January 15, 2027.

                  Section 2.05. Interest. The Notes shall bear interest at the rate of 5.45% per annum from, and including, January 29, 2007 or from the most recent Interest Payment Date to which interest has been paid or provided for, as the case may be, and shall be payable semi-annually in arrears on January 15 and July 15 of each year (each, an "Interest Payment Date"), commencing on July 15, 2007, until the principal thereof is paid or duly made available for payment, to the Persons in whose names such Notes are registered at the close of business on the January 1 or July 1 (whether or not a Business Day) immediately preceding the applicable Interest Payment Date (each, a "Regular Record Date"). Interest payable on each Interest Payment Date shall equal the amount of interest accrued for the period commencing on and including the immediately preceding Interest Payment Date in respect of which interest has been paid (or commencing on and including January 29, 2007, if no interest has been paid) and ending on and including the day preceding such Interest Payment Date. Interest on the Notes shall be computed on the basis of a 360-day year consisting of twelve 30-day months.

                  Notwithstanding anything to the contrary contained herein, if the Issuer shall redeem the Notes in accordance with the provisions of Section
2.07 hereof, or if a Holder shall surrender a Note for repurchase by the Issuer in accordance with the provisions of 2.08 or 2.09 hereof, subject to the next succeeding sentence, accrued and unpaid interest (including Additional Interest, if any) shall be payable to the Holder that shall have surrendered such Note for redemption or repurchase, as the case may be. However, if the Redemption Date or Optional Repurchase Date or Change of Control Purchase Date, as the case may be, for a Note falls after the Regular Record Date and on or prior to the related Interest Payment Date, accrued and


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unpaid interest (including Additional Interest, if any) due on such Interest
Payment Date shall be payable instead to the Person in whose name such Note is registered at the close of business on the related Regular Record Date.

                  Section 2.06. Place of Payment. The principal of and the interest on the Notes shall be payable at the office or agency of the Issuer or the Parent Guarantor (including the Trustee) maintained for such purpose in the Borough of Manhattan, The City of New York in the in the manner specified in the Indenture.

                  Section 2.07. Redemption. The Issuer shall not have the right to redeem any Notes prior to January 20, 2012, except to preserve the Parent Guarantor's status as a real estate investment trust for U.S. federal income tax purposes. If, at any time, the Issuer determines it is necessary to redeem the Notes in order to preserve the Parent Guarantor's status as a real estate investment trust for U.S. federal income tax purposes, the Issuer may, upon not less than 30 nor more than 60 days' prior written notice by mail to the Holders of the Notes, redeem the Notes in whole or in part, for cash equal to 100% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest (including Additional Interest, if any) to, but not including, the Redemption Date. In such case, the Issuer shall provide the Trustee with an Officers' Certificate evidencing that the Board of Trustees of the Parent Guarantor has, in good faith, made the determination that it is necessary to redeem the Notes in order to preserve the Parent Guarantor's status as a real estate investment trust for U.S. federal income tax purposes.

                  The Issuer shall have the right to redeem the Notes, in whole or in part at any time or from time to time, on or after January 20, 2012 upon not less than 30 nor more than 60 days' prior written notice by mail to the Holders of the Notes, at a redemption price ("Redemption Price") for cash equal to 100% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest (and Additional Interest, if any) to, but not including, the Redemption Date. If less than all the Notes are to be redeemed, the Trustee shall select the Notes to be redeemed (in principal amounts of $1,000 and integral multiples thereof) on a pro rata basis or by such other method the Trustee considers fair and appropriate. The Trustee shall make the selection at least 30 days but not more than 60 days before the Redemption Date from Outstanding Notes not previously called for redemption. Notes and portions of the principal amount thereof selected for redemption shall be in integral multiples of $1,000. The Trustee shall notify the Issuer promptly of the Notes or portions of the principal amount thereof to be redeemed. If the Trustee selects a portion of a Note for partial redemption and a Holder exchanges a portion of the same Note in accordance with the provisions of Section 2.11 hereof before termination of the exchange right with respect to the portion of the Note so selected, the exchanged portion of such Note shall be deemed to be from the portion selected for redemption. Notes that have been exchanged pursuant to Section 2.11 hereof during a selection of Notes to be redeemed shall be treated by the Trustee as Outstanding for the purpose of such selection.

                  In the event of any redemption of the Notes in part, the Issuer shall not be required to: (i) issue or register the transfer or exchange of any Note pursuant to Section 305 of the Original Indenture during a period beginning at the opening of business 15 days before any selection of Notes for redemption and ending at the close of business on the earliest date on which the relevant notice of redemption is deemed to have been given to all Holders of Notes to be so redeemed, or (ii) register the transfer or exchange pursuant to
Section 305 of the Original


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Indenture of any Note so selected for redemption, in whole or in part, except the unredeemed portion of any Note being redeemed in part.

                  In addition to those matters set forth in Section 1104 of the Original Indenture, a notice of redemption sent to the Holders of Notes to be redeemed in accordance with the provisions of the two preceding paragraphs shall state:

                                    (a) the name and address of the Trustee, the
Paying Agent and Exchange Agent;

                                    (b) the then current Exchange Rate;

                                    (c) that Notes called for redemption may be
exchanged pursuant to Section 2.11 hereof at any time prior to the close of business on the second Business Day immediately preceding the Redemption Date; and

                                    (d) that Holders who wish to exchange Notes
pursuant to Section 305 of the Original Indenture must comply with the procedures relating thereto specified in Section 2.13 hereof.

                  Section 2.08. Repurchase Rights. A Holder of Notes shall have the right to require the Issuer to repurchase such Holder's Notes, in whole or in part (in principal amounts of $1,000 or an integral multiple thereof), on each of January 20, 2012, January 15, 2017 and January 15, 2022 (each, an "Optional Repurchase Date") for cash equal to 100% of the principal amount of the Notes to be repurchased plus accrued and unpaid interest (including Additional Interest, if any,) to, but not including, the Optional Repurchase Date (such amount, the "Optional Repurchase Price"), subject to satisfaction by or on behalf of the Holder of the requirements set forth below.

                  On or before the 20th Business Day prior to each Optional Repurchase Date, the Issuer shall provide a written notice by first-class mail to the Trustee, any Paying Agent and all Holders (and to beneficial owners as required by applicable law). The notice shall include a form of Optional Repurchase Notice to be completed by the Holder and shall state:

                                    (a) the date by which the Optional
Repurchase Notice must be delivered to the Paying Agent;

                                    (b) the Optional Repurchase Date;

                                    (c) the Optional Repurchase Price;

                                    (d) the name and address of the Trustee, the
Paying Agent and the Exchange Agent;

                                    (e) that Notes must be surrendered to the
Paying Agent to collect payment of the Optional Repurchase Price and the procedures that holders must follow to require the Issuer to repurchase their Notes;


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                                    (f) that the Optional Repurchase Price for
any Note as to which an Optional Repurchase Notice has been duly given shall be paid within two Business Days after the later of the Optional Repurchase Date or the time at which such Notes are surrendered for repurchase;

                                    (g) that, unless the Issuer defaults in
making payment of the Optional Repurchase Price, interest on Notes surrendered for repurchase shall cease to accrue on and after the Optional Repurchase Date;

                                    (h) that Notes in respect of which an
Optional Repurchase Notice is provided by a Holder shall not be exchangeable in accordance with their terms and pursuant to Section 2.11 hereof even if otherwise exchangeable unless such Holder validly withdraws such Optional Repurchase Notice in accordance with the provisions of this Section 2.08; and

                                    (i) the CUSIP number of the Notes.

                  The Issuer shall also disseminate a press release through PR Businesswire, Dow Jones & Company, Inc. or Bloomberg Business News containing the information specified in such notice or publish such information in a newspaper of general circulation in The City of New York, or through such other public medium as the Issuer shall deem appropriate at such time. In addition, the Parent Guarantor shall post any such press release on its website or disseminate it through any other appropriate public medium.

                  A Holder may exercise its rights specified in this Section
2.08 by delivery of a written notice of repurchase (an "Optional Repurchase Notice") to the Paying Agent during the period beginning at any time from the opening of business on the date that is 20 Business Days prior to the applicable Optional Repurchase Date until the close of business on the second Business Day prior to such Optional Repurchase Date, stating:

                                    (a) if such Notes are in certificated form,
the certificate number(s) of the Notes which the Holder shall deliver to be repurchased;

                                    (b) the portion of the principal amount of
the Notes to be repurchased, in integral multiples of $1,000, provided that the remaining principal amount of Notes is in an authorized denomination; and

                                    (c) that such Notes shall be repurchased by
the Issuer pursuant to the applicable provisions hereof and the Notes.

                  The Paying Agent shall promptly notify the Issuer and the Parent Guarantor in writing of the receipt by it of any Optional Repurchase Notice.

                  Book-entry transfer of Notes in book-entry form in compliance with appropriate procedures of the Depositary or delivery of Notes in certificated form, together with all necessary endorsements, to the Paying Agent at the offices of the Paying Agent shall be a condition to the receipt by the Holder of the Optional Repurchase Price therefor. Holders electing to require the Issuer to repurchase Notes must effect such transfer or delivery to the

Paying Agent on or prior to the Optional Repurchase Date to receive payment of the Optional Repurchase Price on or within two Business Days after the Optional Repurchase Date. The Issuer shall pay the Optional Repurchase Price within two Business Days after the later of the Optional Repurchase Date or the time of such transfer or delivery of the Notes.

                  An Optional Repurchase Notice may be withdrawn in whole or in part by a Holder by means of a written notice of withdrawal delivered to the office of the Paying Agent prior to the close of business on the second Business Day prior to the Optional Repurchase Date specifying:

                                    (a) the Holder's name;

                                    (b) the principal amount of Notes in respect
of which the Optional Repurchase Notice is being withdrawn, which must be an integral multiple of $1,000;

                                    (c) if the Notes subject to the notice of
withdrawal are in certificated form, the certificate number(s) of all Notes subject to the notice of withdrawal; and

                                    (d) the principal amount of Notes, if any,
that remains subject to the Optional Repurchase Notice, which must be an integral multiple of $1,000.

                  If Notes subject to the notice of withdrawal are in book-entry form, the above notices must also comply with the applicable procedures of the Depositary.

                  On or before 10:00 a.m. (New York City time) on the Optional Repurchase Date, the Issuer shall deposit with the Paying Agent (or if the Issuer or an Affiliate of the Issuer is acting as the Paying Agent, shall segregate and hold in trust) money sufficient to pay the aggregate Optional Repurchase Price of the Notes to be purchased pursuant to this Section 2.08. If the Paying Agent holds, in accordance with the terms of the Indenture, money sufficient to pay the Optional Repurchase Price of such Notes on the Optional Repurchase Date, then on and after such date, such Notes shall cease to be Outstanding and interest on such Notes shall cease to accrue, and all rights of the Holder of such Notes shall terminate (other than the right to receive the Optional Repurchase Price after delivery or transfer of the Notes). Such shall be the case whether or not book-entry transfer of the Notes in book-entry form is made and whether or not Notes in certificated form, together with the necessary endorsements, are delivered to the Paying Agent.

                  Notwithstanding the foregoing, no Notes may be purchased by the Issuer in accordance with the provisions of this Section 2.08 if there has occurred and is continuing an Event of Default with respect to the Notes (other than a default in the payment of the Optional Repurchase Price).

                  To the extent legally required in connection with a repurchase of Notes, the Issuer shall comply with the provisions of Rule 13e-4 and other tender offer rules under the Exchange Act then applicable, if any, and shall file a Schedule TO or any other schedule required under the Exchange Act.

                  The Issuer may arrange for a third party to purchase Notes for which the Issuer has received a valid Optional Repurchase Notice that has not been properly withdrawn, in the manner and otherwise in compliance with the requirements set forth herein and in the Notes. If a third party purchases any Notes under such circumstances, then interest shall continue to accrue on the Notes and such Notes shall continue to be Outstanding after the Optional Repurchase Date for all purposes of the Indenture and, subject to compliance with applicable law, shall be fungible with all other Notes then Outstanding.

                  Section 2.09. Repurchase at Option of Holders upon a Change of Control. If a Change of Control occurs at any time prior to January 20, 2012, a Holder of Notes shall have the right to require the Issuer to repurchase such Holder's Notes, in whole or in part (in principal amounts of $1,000 or an integral multiple thereof) for cash equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest (including Additional Interest, if any) to, but not including, the Change of Control Purchase Date (such amount, the "Change of Control Purchase Price"), subject to satisfaction by or on behalf of the Holder of the requirements set forth below. If a Change of Control occurs on or after January 20, 2012, Holders of Notes shall not have any right to require the Issuer to repurchase their Notes, except in accordance with Section 2.08.

                  Within 20 days after the occurrence of a Change of Control, the Issuer shall mail a written notice of Change of Control and of the repurchase right arising as a result of the Change of Control (the "Issuer Notice") by first-class mail to the Trustee, any Paying Agent and to each Holder (and to beneficial owners as required by applicable law). The notice shall include a form of Change of Control Purchase Notice to be completed by the Holder and shall state:

                                    (a) the events causing a Change of Control
and the date of such Change of Control;

                                    (b) the date by which the Change of Control
Purchase Notice must be delivered to the Paying Agent;

                                    (c) the date on which the Issuer shall
repurchase Notes upon a Change of Control, which must be not less than 15 days nor more than 30 days after the date of the Issuer Notice (such date, the "Change of Control Purchase Date");

                                    (d) the Change of Control Purchase Price;

                                    (e) the name and address of the Trustee, the
Paying Agent and the Exchange Agent;

                                    (f) that Notes in respect of which a Change
of Control Purchase Notice is provided by a Holder shall not be exchangeable pursuant to Section 2.11 of the First Supplemental Indenture unless such Holder validly withdraws such Change of Control Purchase Notice in accordance with the provisions of this Section 2.09;

                                    (g) that Notes must be surrendered to the
Paying Agent to collect payment of the Change of Control Purchase Price and the procedures that Holders must follow to require the Company to repurchase their Notes;

                                    (h) that the Change of Control Purchase
Price for any Note as to which a Change of Control Purchase Notice has been duly given shall be paid within two Business Days after the later of the Change of Control Purchase Date or the time at which such Notes are surrendered for repurchase;

                                    (i) that, unless the Issuer defaults in
making payment of the Change of Control Purchase Price, interest on Notes surrendered for repurchase shall cease to accrue on and after the Change of Control Purchase Date; and

                                    (j) the CUSIP number of the Notes.

                  The Issuer shall also disseminate a press release through PR Businesswire, Dow Jones & Company, Inc. or Bloomberg Business News announcing the occurrence of such Change of Control or publish such information in a newspaper of general circulation in The City of New York, or through such other public medium as the Issuer shall deem appropriate at such time. In addition, the Parent Guarantor shall post any such press release on its website or disseminate it through any other appropriate medium.

                  A Holder may exercise its rights specified in this Section
2.09 upon delivery of a written notice of such Holder's exercise of its repurchase right (a "Change of Control Purchase Notice") to the Paying Agent at any time prior to the close of business on the third Business Day prior to the Change of Control Purchase Date, stating:

                                    (a) if such Notes are in certificated form,
the certificate number(s) of the Notes which the Holder shall deliver to be repurchased;

                                    (b) the portion of the principal amount of
the Notes to be repurchased, in multiples of $1,000, provided that the remaining principal amount of Notes is in an authorized denomination; and

                                    (c) that such Note shall be repurchased
pursuant to the applicable provisions hereof and of the Notes.

                  The Paying Agent shall promptly notify the Issuer and the Parent Guarantor in writing of the receipt by it of any Change of Control Purchase Notice.

                  Book-entry transfer of Notes in book-entry form in compliance with appropriate procedures of the Depositary or delivery of Notes in certificated form (together with all necessary endorsements) to the Paying Agent at the offices of the Paying Agent shall be a condition to the receipt by the Holder of the Change of Control Purchase Price therefor. Holders electing to require the Issuer to repurchase Notes must effect such transfer or delivery to the Paying Agent on or prior to the Change of Control Purchase Date to receive payment of the Change of Control Purchase Price on or within two Business Days after the Change of Control Purchase Date. The Issuer shall pay the Change of Control Purchase Price within two Business Days after the later of the Change of Control Purchase Date or the time of such transfer or delivery of the Notes.

                  A Change of Control Purchase Notice may be withdrawn in whole or in part by a Holder by means of a written notice of withdrawal delivered to the office of the Paying Agent prior to the close of business on the third Business Day prior to the Change of Control Purchase Date specifying:

                                    (a) the Holder's name;

                                    (b) if the Notes subject to the notice of
withdrawal are in certificated form, the certificate number(s) of all Notes subject to the notice of withdrawal;

                                    (c) the principal amount of Notes in respect
of which the Change of Control Purchase Notice is being withdrawn, which must be an integral multiple of $1,000; and

                                    (d) the principal amount of Notes, if any,
that remains subject to the Change of Control Purchase Notice, which must be an integral multiple of $1,000.

                  If Notes subject to the notice of withdrawal are in book-entry form, the above notices must also comply with the applicable procedures of the Depositary.

                  On or before 10:00 a.m. (New York City time) on the Change of Control Purchase Date, the Issuer shall deposit with the Paying Agent (or if the Issuer or an Affiliate of the Issuer is acting as the Paying Agent, shall segregate and hold in trust) money sufficient to pay the aggregate Change of Control Purchase Price of the Notes to be purchased pursuant to this Section
2.09. If the Paying Agent holds, in accordance with the terms of the Indenture, money sufficient to pay the Change of Control Purchase Price of such Notes on the Change of Control Purchase Date, then, on and after such date, such Notes shall cease to be Outstanding and interest on such Notes shall cease to accrue and all rights of the Holders of such Notes shall terminate (other than the right to receive the Change of Control Purchase Price after delivery or transfer of the Notes). Such shall be the case whether or not book-entry transfer of the Notes in book-entry form is made and whether or not Notes in certificated form, together with the necessary endorsements, are delivered to the Paying Agent.

                  Notwithstanding the foregoing, no Notes may be repurchased by the Issuer in accordance with the provisions of this Section 2.09 if there has occurred and is continuing an Event of Default with respect to the Notes (other than a default in the payment of the Change of Control Purchase Price).

                  To the extent legally required in connection with a repurchase of Notes, the Issuer shall comply with the provisions of Rule 13e-4 and other tender offer rules under the Exchange Act then applicable, if any, and will file a Schedule TO or any other schedule required under the Exchange Act.

                  The Issuer may arrange for a third party to purchase Notes for which the Issuer has received a valid Change of Control Purchase Notice that has not been properly withdrawn, in the manner and otherwise in compliance with the requirements set forth herein and in the Notes. If a third party purchases any Notes under such circumstances, then interest shall continue to accrue on the Notes and such Notes shall continue to be Outstanding after the Change of Control

Purchase Date for all purposes of the Indenture and, subject to compliance with applicable law, shall be fungible with all other Notes then Outstanding.

                  Section 2.10. Adjustment to Exchange Rate Upon Certain Change of Control Transactions. If a Change of Control occurs prior to January 20, 2012 as a result of a transaction or event described in clauses (1) or (2) of the definition of Change of Control and a Holder elects to exchange its Notes in connection with such Change of Control pursuant to Section 2.11(d), the Issuer shall increase the applicable Exchange Rate for such Notes surrendered for exchange by a number of additional Lexington Common Shares (the "Additional Shares") as specified below. An exchange of Notes shall be deemed for these purposes to be "in connection with" such a Change of Control if the notice of exchange of the Notes is received by the Exchange Agent on any date from and including the date that is the Effective Date (as defined below) of such Change of Control up to and including the 30th Business Day following the Effective Date of such Change of Control or, if applicable, the related Change of Control Repurchase Date.

                  The number of Additional Shares shall be determined by reference to the table below and is based on the date on which such Change of Control transaction becomes effective (the "Effective Date") and the price (the "Share Price") paid per Lexington Common Share in such Change of Control transaction. If holders of Lexington Common Shares receive only cash in a Change of Control transaction described in clause (1) of the definition of such term, the Share Price shall be the cash amount paid per Lexington Common Share. In all other cases, the Share Price shall be the average of the Closing Sale Prices of Lexington Common Shares on the 10 consecutive Trading Days up to but excluding the Effective Date.

                  The Share Prices set forth in the first row of the table (i.e., the column headers) shall be adjusted as of any date on which the Exchange Rate of the Notes is adjusted. The adjusted Share Prices shall equal the Share Prices applicable immediately prior to such adjustment multiplied by a fraction, the numerator of which is the Exchange Rate immediately prior to the adjustment giving rise to the Share Price adjustment and the denominator of which is the Exchange Rate as so adjusted. In addition, the number of Additional Shares shall be subject to adjustment in the same manner as the Exchange Rate in accordance with the provisions of Section 2.14 hereof.

                  The following table sets forth the Share Price and number of Additional Shares to be received per $1,000 principal amount of Notes:

                                                           Share Price
                       -----------------------------------------------------------------------------------
  Effective Date       $21.04      $24.00      $28.00     $32.00     $36.00    $40.00     $45.00    $50.00      $55.00
  --------------       ------      ------      ------     ------     ------    ------     ------    ------      ------
January 29, 2007...    7.9214      4.4734      2.0232     0.9021     0.3996    0.1773     0.0643    0.0217      0.0043
January 15, 2008...    7.9214      4.4706      1.9250     0.8012     0.3263    0.1313     0.0405    0.0093      0.0000
January 15, 2009...    7.9214      4.2804      1.6699     0.5927     0.1878    0.0475     0.0000    0.0000      0.0000
January 15, 2010...    7.9214      3.9614      1.3131     0.3513     0.0639    0.0000     0.0000    0.0000      0.0000
January 15, 2011...    7.9214      3.4015      0.7698     0.0903     0.0000    0.0000     0.0000    0.0000      0.0000
January 20, 2012...    7.9214      7.9214      0.0000     0.0000     0.0000    0.0000     0.0000    0.0000      0.0000

                  The actual Share Prices and Effective Dates may not be set forth in the table, in which case:

                                    (a) if the Share Price is between two Share
Price amounts in the table or the Effective Date is between two dates in the table, the Additional Shares shall be determined by straight-line interpolation between the number of Additional Shares set forth for the higher and lower Share Price amounts and the two dates, as applicable, based on a 365-day year;

                                    (b) if the Share Price is in excess of
$55.00 per Lexington Common Share (subject to adjustment as specified in the second preceding paragraph), no Additional Shares shall be issued upon an exchange of Notes;

                                    (c) if the Share Price is less than $21.04
per Lexington Common Share (subject to adjustment as specified in the second preceding paragraph), no Additional Shares shall be issued upon an exchange of Notes.

                  Notwithstanding the foregoing, in no event shall the Exchange Rate (including any Additional Shares) issuable upon an exchange of Notes exceed
47.5285 shares per $1,000 principal amount of Notes, subject to adjustment in the same manner as the Exchange Rate pursuant to Section 2.14 hereof. All calculations under this Section 2.10 shall be the responsibility of the Issuer.

                  Section 2.11. Exchange Rights.

                  Subject to the restrictions on ownership of Lexington Common Shares as set forth in Section 2.15 hereof and to the conditions set forth herein, Holders may surrender their Notes for exchange into cash, and with respect to any portion in excess of the Principal Return, cash, Lexington Common Shares or a combination of cash and Lexington Common Shares, at the Issuer's option, at the applicable Exchange Rate prior to the close of business on the second Business Day immediately preceding the Stated Maturity of the Notes either (x) at any time on or after January 15, 2026 or (y) under any of the other circumstances set forth in this Section 2.11.

                                    (a) Exchange Upon Satisfaction of Market
Price Condition. A Holder may surrender any of its Notes for exchange during any calendar quarter beginning after March 31, 2007 (and only during such calendar quarter) if, and only if, the Closing Sale Price of Lexington Common Shares for at least 20 Trading Days (whether or not consecutive) in the period of 30 consecutive Trading Days ending on the last Trading Day of the preceding calendar quarter as determined by the Issuer is more than 125% of the Exchange Price per Lexington Common Share in effect on the applicable Trading Day. The Board of Trustees of the Parent Guarantor shall make appropriate adjustments, in its good faith determination, to account for any adjustment to the Exchange Rate that becomes effective, or any event requiring an adjustment to the Exchange Rate where the ex-dividend date of the event occurs, during that 30 consecutive Trading-Day period.

                                    (b) Exchange Upon Satisfaction of Trading
Price Condition. A Holder may surrender any of its Notes for exchange during the five consecutive Trading-Day period following any five consecutive Trading Days in which the Trading Price per $1,000 principal amount of Notes (as determined following a reasonable request by a Holder of the Notes) was less than 98% of the product of the Closing Sale Price of Lexington Common Shares multiplied by the applicable Exchange Rate.

                  The Trustee shall have no obligation to determine the Trading Price of the Notes unless the Issuer shall have requested such determination, and the Issuer shall have no obligation to make such request unless a Holder provides the Issuer with reasonable written evidence that the Trading Price per $1,000 principal amount of the Notes would be less than 98% of the product of the Closing Sale Price of Lexington Common Shares and the Exchange Rate, whereupon the Issuer shall instruct the Trustee in writing to determine the Trading Price of the Notes beginning on the next Trading Day and on each successive Trading Day until the Trading Price is greater than or equal to 98% of the product of the Closing Sale Price of Lexington Common Shares and the Exchange Rate.

                                    (c) Exchange Upon Notice of Redemption. A
Holder may surrender for exchange any of the Notes called for redemption at any time prior to the close of business on the second Business Day prior to the Redemption Date, even if the Notes are not otherwise exchangeable at such time. The right to exchange Notes called for redemption pursuant to this clause (c) shall expire after the close of business on the second Business Day prior to the Redemption Date unless the Issuer defaults in making the payment due upon redemption.

                                    (d) Exchange Upon Specified Transactions. If
the Parent Guarantor elects to:

                                         (i) distribute to all holders of
Lexington Common Shares rights entitling them to purchase, for a period expiring within 45 days, Lexington Common Shares at less than the Closing Sale Price of Lexington Common Shares on the Trading Day immediately preceding the declaration date of the distribution; or

                                         (ii) distribute to all holders of
Lexington Common Shares assets, debt securities or rights to purchase securities of the Parent Guarantor, the Issuer or the other Operating Partnerships, which distribution has a per share value exceeding 15% of the Closing Sale Price of Lexington Common Shares on the Trading Day immediately preceding the declaration date of such distribution, the Issuer and the Parent Guarantor shall notify the Holders of the Notes in writing at least 25 Business Days prior to the ex-dividend date for such distribution. Following the giving of such notice, Holders may surrender their Notes for exchange at any time until the earlier of the close of business on the Business Day prior to the ex-dividend date or an announcement that such distribution shall not take place; provided, however, that a Holder may not exercise this right to exchange if the Holder may participate, on an as-exchanged basis, in the distribution without an exchange of Notes. The ex-dividend date is the first date upon which a sale of the Lexington Common Shares does not automatically transfer the right to receive the relevant distribution from the seller of Lexington Common Shares to its buyer.

                  In addition, if the Parent Guarantor or the Issuer is party to a consolidation, merger, binding share exchange or a sale, lease or other transfer of all or substantially all of the consolidated assets of the Parent Guarantor or the Issuer pursuant to which all of the outstanding Lexington Common Shares would be exchanged for cash, securities or other property that is not otherwise a Change of Control, a Holder may surrender Notes for exchange at any time from and including the date that is 25 Business Days prior to the anticipated effective time of the transaction up to and including five Business Days after the actual date of such transaction. The Issuer and the Parent Guarantor shall notify Holders as promptly as practicable following the date the Issuer or the Parent Guarantor publicly announces such transaction (but in no event less than 25 Business Days prior to the anticipated effective time of such transaction).

                  If a Change of Control occurs as a result of a transaction described in clauses (1) or (2) of the definition of "Change of Control", a Holder shall have the right to exchange its Notes at any time from and including the Effective Date of such transaction up to and including the 30th Business Day following the Effective Date of the transaction, provided that, if a Holder has already delivered an Optional Repurchase Notice or a Change of Control Purchase Notice with respect to a Note, such Holder may not surrender such Note for exchange until it has withdrawn such notice in accordance with the applicable provisions of Section 2.08 or 2.09 hereof, as the case may be. The Issuer and the Parent Guarantor shall notify Holders as promptly as practicable following the date that the Issuer or the Parent Guarantor publicly announces such Change of Control (but in no event later than five Business Days prior to the Effective Date of such Change of Control).

                  If the Issuer or the Parent Guarantor is a party to a consolidation, merger, binding share exchange or a sale, lease or other transfer of all or substantially all of the consolidated assets of the Parent Guarantor or the Issuer pursuant to which all of the Lexington Common Shares are exchanged for cash, securities or other property, then from and after the effective time of the transaction, any exchange of Notes, including the Exchange Value and Net Shares deliverable in connection with such exchange, shall be based on, and without limiting the obligation to pay the Principal Return in cash, the Holders shall be entitled to receive for any Net Shares, the kind and amount of cash, securities or other property (the "Applicable Consideration") that the Holder would have received if such Holder had exchanged its Notes for Lexington Common Shares immediately prior to the effective time of the transaction. For purposes of the foregoing, where a consolidation, merger, binding share exchange or a sale, lease or other transfer of all or substantially all of the consolidated assets of the Parent Guarantor involves a transaction that causes Lexington Common Shares to be converted into the right to receive more than a single type of consideration based upon any form of shareholder election, the Applicable Consideration shall be deemed to be the weighted average of the types and amounts of consideration received by the holders of Lexington Common Shares that affirmatively make such an election. At the time of any transaction described in this paragraph, the Issuer or the Parent Guarantor or the successor or purchasing Person, as the case may be, shall execute with the Trustee a supplemental indenture (which shall comply with the Trust Indenture Act as in force at the date of execution of such supplemental indenture) providing that each Note shall be exchangeable into the Applicable Consideration. Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided in this First Supplemental Indenture.

                  The Issuer shall cause notice of the execution of such supplemental indenture to be mailed to each Holder of Notes, at its address appearing on the Security Register, within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

                  The above provisions shall similarly apply to successive reclassifications, changes, consolidations, mergers, binding share exchanges, combinations, sales and transfers.

                  If a Change of Control occurs prior to January 20, 2012 as a result of a transaction described in clauses (1) or (2) of the definition thereof, the Issuer shall adjust the Exchange Rate for Notes tendered for exchange in connection with such a Change of Control transaction, as described in Section 2.10 hereof.

                                    (e) Exchange Upon Delisting of Lexington
Common Shares. A Holder of Notes may surrender any of its Notes for exchange at any time beginning on the first Business Day after the Lexington Common Shares have ceased to be listed on a U.S. national or regional securities exchange for a 30 consecutive Trading Day period. The Issuer shall promptly notify the Trustee in writing upon the delisting of the Lexington Common Shares.

                                    (f) Partial Exchanges and Withdrawal of
Purchase Notices. A Holder may exchange fewer than all of its Notes so long as the Notes exchanged are an integral multiple of $1,000 principal amount and the remaining principal amount of Notes is in an authorized denomination. If a Holder has delivered an Optional Repurchase Notice or a Change of Control Purchase Notice with respect to a Note, such Holder may not surrender such Note for exchange until it has withdrawn such notice in accordance with the applicable provisions of Section 2.08 or 2.09 hereof, as the case may be.

                  Section 2.12. Exchange Settlement. Upon an exchange of Notes, the Issuer shall deliver, in respect of each $1,000 principal amount of Notes tendered for exchange in accordance with their terms, (a) cash in an amount (the "Principal Return") equal to the lesser of (1) the principal amount of the Notes surrendered for exchange and (2) the Exchange Value, and (b) if the Exchange Value is greater than the Principal Return, an amount (the "Net Amount") in cash or Lexington Common Shares with an aggregate value equal to the difference between the Exchange Value and the Principal Return.

                  The Issuer may elect to deliver any portion of the Net Amount in cash (the "Net Cash Amount") or Lexington Common Shares, and any portion of the Net Amount the Issuer elects to deliver in Lexington Common Shares (the "Net Shares") shall be the sum of the Daily Share Amounts for each Trading Day during the Applicable Exchange Period. Prior to the close of business on the second Trading Day following the date on which Notes are tendered for exchange, the Issuer shall inform Holders of such Notes of its election to pay cash for all or a portion of the Net Amount and, if applicable, the portion of the Net Amount that shall be paid in cash and the portion that shall be delivered in the form of Net Shares.

                  The Issuer shall deliver cash in lieu of any fractional Lexington Common Shares issuable in connection with payment of the Net Shares based upon the Average Price.

                  The "Daily Share Amount" for each $1,000 principal amount of Notes and each Trading Day in the Applicable Exchange Period is equal to the greater of:

                                    (a) zero; and

                                    (b) a number of Lexington Common Shares
determined by the following formula:
                 _                                               _
                |(CSP x ER)-($1,000 + the Net Cash Amount, if any)|
                |-------------------------------------------------|
                |_                  20 x CSP                     _|

                  where


                  CSP = the Closing Sale Price of Lexington Common Shares on such Trading Day; provided that if the Notes have become exchangeable or convertible into securities or property other than Lexington Common Shares, "CSP" is equal to the average of the Closing Sale Prices of such securities for each Trading Day in the Applicable Exchange Period or, in the case of other, property, the fair market value thereof as determined in good faith by the Board of Trustees of the Parent Guarantor, and


                  ER = the applicable Exchange Rate

                  The Issuer shall determine the Exchange Value, Principal Return, Net Amount, Net Cash Amount and the number of Net Shares, as applicable, promptly after the end of the Applicable Exchange Period. The Issuer shall pay the Principal Return and cash in lieu of fractional shares, and deliver Net Shares or pay the Net Cash Amount, or a combination thereof, as applicable, no later than the third Business Day following the last Trading Day of the Applicable Exchange Period.

                  Section 2.13. Exchange Procedures. To exchange Notes, a Holder must satisfy the requirements set forth in this Section 2.13.

                  To exchange the Notes, a Holder must (a) (i) complete and manually sign the irrevocable exchange notice on the reverse of the Note (or complete and manually sign a facsimile of such notice) and deliver such notice to the Exchange Agent at the office maintained by the Exchange Agent for such purpose, (ii) surrender the Notes to the Exchange Agent and (iii) furnish appropriate endorsements and transfer documents if required by the Exchange Agent, the Parent Guarantor or the Trustee, with respect to Notes which are in certificated form, or, (b) if the Notes are in book-entry form, comply with the appropriate procedures of the Depositary and, in the case of certificated Notes and Notes in book-entry form, pay any transfer or similar tax, if required. The date on which the Holder satisfies all such requirements shall be deemed to be the date on which the applicable Notes shall have been tendered for exchange.

                  Notes in respect of which a Holder has delivered an Optional Repurchase Notice or Change of Control Purchase Notice may be exchanged only if such notice is withdrawn in accordance with the terms of Section 2.08 or Section 2.09, as the case may be.

                  In case any Note shall be surrendered for partial exchange, the Issuer shall execute and the Trustee shall authenticate and deliver to, or upon the written order of, the Holder of the Note so surrendered, without charge to such holder, a new Note or Notes in authorized denominations in an aggregate principal amount equal to the portion of the surrendered Notes not surrendered for exchange. A Holder may exchange fewer than all of such Holder's Notes so long as the Notes exchanged are an integral multiple of $1,000 principal amount and the remaining principal amount of the Notes is in an authorized denomination.

                  Upon surrender of a Note for exchange by a Holder, such Holder shall deliver to the Issuer cash equal to the amount that the Issuer is required to deduct and withhold under applicable law in connection with the exchange; provided, however, if the Holder does not deliver such cash, the Issuer may deduct and withhold from the amount of consideration otherwise deliverable to such Holder the amount required to be deducted and withheld under applicable law.

                  Upon exchange of a Note, a Holder shall not receive any cash payment representing accrued and unpaid interest on such Note (unless such exchange occurs after a Regular Record Date and on or prior to the Interest Payment Date to which it relates). Instead, upon an exchange of Notes, the Issuer shall deliver to tendering Holders only the consideration specified in
Section 2.12. Delivery of cash and Lexington Common Shares, if any, upon an exchange of Notes shall be deemed to satisfy the Issuer's obligation to pay the principal amount of the Notes and any accrued and unpaid interest, except as otherwise provided herein. Accordingly, upon an exchange of Notes, except as otherwise provided herein, any accrued and unpaid interest shall be deemed paid in full rather than cancelled, extinguished or forfeited. In no event shall the Exchange Rate be adjusted to account for accrued and unpaid interest on the Notes.

                  Holders of Notes at the close of business on a Regular Record Date for an interest payment shall receive payment of interest payable on the corresponding Interest Payment Date notwithstanding the exchange of such Notes at any time after the close of business on the applicable Regular Record Date. Notes tendered for exchange by a Holder after the close of business on any Regular Record Date for an interest payment and on or prior to the corresponding Interest Payment Date must be accompanied by payment of an amount equal to the interest that such Holder is to receive on such Notes on such Interest Payment Date; provided, however, that no such payment shall be required to be made (1) if such Notes have been called for redemption on a Redemption Date that is after such Regular Record Date and on or prior to the second Business Day following such Interest Payment Date or (2) with respect to overdue interest (including Additional Interest), if any overdue interest exists at the time of exchange with respect to such Notes.

                  Upon exchange of a Note, the Issuer, if it elects to deliver Net Shares, shall pay any documentary, stamp or similar issue or transfer tax due on the issue of the Net Shares upon the exchange, if any, unless the tax is due because the Holder requests the shares to be issued or delivered to a person other than the Holder, in which case the Holder must pay the tax due prior to the delivery of such Net Shares. Certificates representing or evidencing Lexington Common Shares shall not be issued or delivered unless all taxes and duties, if any, payable by the Holder have been paid.

                  A Holder of Notes, as such, shall not be entitled to any rights of a holder of Lexington Common Shares. Such Holder shall only acquire such rights upon the delivery by the Issuer, at its option, of Net Shares in accordance with the provisions of Section 2.12 in connection with the exchange by a Holder of Notes.

                  If a Holder exchanges more than one Note at the same time, the number of Net Shares, if any, issuable upon the exchange shall be based on the total principal amount of the Notes surrendered for exchange.

                  The Parent Guarantor shall, prior to issuance of any Notes hereunder, and from time to time as may be necessary, reserve out of its authorized but unissued Lexington Common Shares a sufficient number of Lexington Common Shares to permit the exchange of the Notes at the applicable Exchange Rate, assuming an election by the Issuer to satisfy the entire Net Amount by the delivery of Lexington Common Shares. Any Lexington Common Shares delivered upon an exchange of Notes shall be newly issued shares or treasury shares, shall be duly and validly issued and fully paid and nonassessable and shall be free from preemptive rights and free of any lien or adverse claim.

                  The Parent Guarantor shall endeavor promptly to comply with all federal and state securities laws regulating the issuance and delivery of Lexington Common Shares, if any, upon an exchange of Notes and, prior to delivering any Lexington Common Shares upon an exchange of the Notes, shall cause to have listed or quoted all such Lexington Common Shares on each U.S. national securities exchange or over-the-counter or other domestic market on which the Lexington Common Shares are then listed or quoted.

                  Except as set forth herein, no other payment or adjustment for interest shall be made upon exchange of Notes.

                  Section 2.14. Exchange Rate Adjustments. The Exchange Rate shall be adjusted from time to time as follows:

                                    (a) If the Parent Guarantor issues Lexington
Common Shares as a dividend or distribution on Lexington Common Shares to all holders of Lexington Common Shares, or if the Parent Guarantor effects a share split or share combination, the Exchange Rate shall be adjusted based on the following formula:

                  ER(1) =           ER(0) x (OS(1)/OS(0))

                  where

                  ER(0) = the Exchange Rate in effect immediately prior to the adjustment relating to such event

                  ER1   =           the new Exchange Rate in effect taking such
                                    event into account

                  OS(0) = the number of Lexington Common Shares outstanding immediately prior to such event

                  OS(1) = the number of Lexington Common Shares outstanding immediately after such event.

Any adjustment made pursuant to this paragraph (a) shall become effective on the date that is immediately after (x) the date fixed for the determination of shareholders entitled to receive such dividend or other distribution or (y) the date on which such split or combination becomes effective, as applicable. If any dividend or distribution described in this paragraph (a) is declared but not so paid or made, the new Exchange Rate shall be readjusted to the Exchange Rate that would then be in effect if such dividend or distribution had not been declared.

                                    (b) If the Parent Guarantor issues to all
holders of Lexington Common Shares any rights, warrants, options or other securities entitling them for a period of not more than 45 days after the date of issuance thereof to subscribe for or purchase Lexington Common Shares, or issues to all holders of Lexington Common Shares securities convertible into Lexington Common Shares for a period of not more than 45 days after the date of issuance thereof, in either case at an exercise price per Lexington Common Share or a conversion price per Lexington Common Share less than the Closing Sale Price of Lexington Common Shares on the Business Day immediately preceding the time of announcement of such issuance, the Exchange Rate shall be adjusted based on the following formula:

                  ER(1) =           ER(0) x ((OS(0)+X)/(OS(0)+Y))

                  where

                  ER(0) = the Exchange Rate in effect immediately prior to the adjustment relating to such event

                  ER(1) = the new Exchange Rate taking such event into account

                  OS(0) = the number of Lexington Common Shares outstanding immediately prior to such event

                  X     =           the total number of Lexington Common Shares
                                    issuable pursuant to such rights, warrants, options, other securities or convertible securities

                  Y     =           the number of Lexington Common Shares equal
                                    to the quotient of (A) the aggregate price payable to exercise such rights, warrants, options, other securities or convertible securities and (B) the average of the Closing Sale Prices of Lexington Common
                                    Shares for the 10 consecutive Trading Days prior to the Business Day immediately preceding the date of announcement for the issuance of such rights, warrants, options, other securities or convertible securities.

                  If the application of the foregoing formula would result in a decrease in the Exchange Rate, no adjustment to the Exchange Rate shall be made.

                  For purposes of this paragraph (b), in determining whether any rights, warrants, options, other securities or convertible securities entitle the holders to subscribe for or purchase, or exercise a conversion right for, Lexington Common Shares at less than the applicable Closing Sale Price of Lexington Common Shares, and in determining the aggregate exercise or conversion price payable for such Lexington Common Shares, there shall be taken into account any consideration received by the Parent Guarantor for such rights, warrants, options, other securities or convertible securities and any amount payable on exercise or conversion thereof, with the value of such consideration, if other than cash, to be determined by the Board of Trustees of the Parent Guarantor. If any right, warrant, option, other security or convertible security described in this paragraph (b) is not exercised or converted prior to the expiration of the exercisability or convertibility thereof, the new Exchange Rate shall be readjusted to the Exchange Rate that would then be in effect if such right, warrant, option, other security or convertible security had not been so issued.

                                    (c) If the Parent Guarantor distributes
shares of its capital stock, evidences of indebtedness or other assets or property to all holders of Lexington Common Shares, excluding:

                                         (i) dividends, distributions, rights,
warrants, options, other securities or convertible securities referred to in paragraph (a) or (b) above,

                                         (ii) dividends or distributions paid
exclusively in cash, and

                                         (iii) Spin-Offs described below in this
paragraph (c),

then the Exchange Rate shall be adjusted based on the following formula:

                  ER(1) =           ER(0) x (SP(0)/(SP(0)-FMV))

                  where

                  ER(0) = the Exchange Rate in effect immediately prior to the adjustment relating to such event

                  ER(1) = the new Exchange Rate taking such event into account

                  SP(0) = the average of the Closing Sale Prices of Lexington Common Shares for the 10 consecutive Trading Days prior to the Business Day immediately preceding the earlier of the record date or the ex-dividend date for such distribution

                  FMV   =           the fair market value (as determined in good
                                    faith by the Board of Trustees of the Parent
                                    Guarantor) of the shares of capital stock, evidences of indebtedness, assets or property distributed with respect to each outstanding Lexington Common Share on the earlier of the record date or the ex-dividend date for such distribution.

                  An adjustment to the Exchange Rate made pursuant to the immediately preceding paragraph shall be made successively whenever any such distribution is made and shall become effective on the day immediately after the date fixed for the determination of holders of Lexington Common Shares entitled to receive such distribution.

                  If the Parent Guarantor distributes to all holders of Lexington Common Shares, capital stock of any class or series, or similar equity interest, of or relating to a subsidiary or other business unit of the Parent Guarantor (a "Spin-Off"), the Exchange Rate shall be adjusted based on the following formula:

                  ER(1) =           ER(0) x ((FMV(0)+MP(0))/MP(0))

                  where

                  ER(0) = the Exchange Rate in effect immediately prior to the adjustment relating to such event

                  ER(1) = the new Exchange Rate taking such event into account

                  FMV(0)= the value, based on the average of the Closing Sale Prices of the capital stock or similar equity interest distributed to holders of Lexington Common Shares over the first 10 consecutive Trading Days after the effective date of the Spin-Off applicable to one Lexington Common Share

                  MP(0) = the average of the Closing Sale Prices of Lexington Common Shares over the first 10 consecutive Trading Days after the effective date of the Spin-Off.

                  An adjustment to the Exchange Rate made pursuant to the immediately preceding paragraph shall occur on the 10th Trading Day after the effective date of the Spin-Off.

                  If any such dividend or distribution described in this paragraph (c) is declared but not paid or made, the new Exchange Rate shall be readjusted to be the Exchange Rate that would then be in effect if such dividend or distribution had not been declared.

                                    (d) If the Parent Guarantor makes any cash
dividend or distribution during any of its quarterly fiscal periods (without regard to when paid) to all holders of Lexington Common Shares in an aggregate amount that, together with other cash dividends or distributions made in respect of that quarterly fiscal period, exceeds the product of $0.375 (the "Reference Dividend") multiplied by the number of Lexington Common Shares outstanding on the record date for such distribution, the Exchange Rate shall be adjusted based on the following formula:

                  ER(1) =           ER(0) x ((SP(0)-RD)/(SP(0)-C))

                  where

                  ER(0)  =          the Exchange Rate in effect immediately
                                    prior to the adjustment relating to such event

                  ER(1)  =          the new Exchange Rate taking such event into
                                    account

                  SP(0)  =          the average of the Closing Sale Prices of
                                    Lexington Common Shares for the 10
                                    consecutive Trading Days prior to the
                                    business day immediately preceding the
                                    earlier of the record date or the day prior to the ex-dividend date for such distribution

                  RD     =          the Reference Dividend

                  C      =          the amount in cash per Lexington Common
                                    Share that the Parent Guarantor distributes to holders of Lexington Common Shares in respect of such quarterly fiscal period.

                  An adjustment to the Exchange Rate made pursuant to this paragraph (d) shall become effective on the date immediately after the date fixed for the determination of holders of Lexington Common Shares entitled to receive such dividend or distribution. If any dividend or distribution described in this paragraph (d) is declared but not so paid or made, the new Exchange Rate shall be readjusted to the Exchange Rate that would then be in effect if such dividend or distribution had not been declared.

                  Notwithstanding the foregoing, if an adjustment to the Exchange Rate is required to be made as a result of a dividend or distribution that is not a quarterly dividend or distribution either in whole or in part, the Reference Dividend shall be deemed to be zero for purposes of determining the adjustment to the Exchange Rate as a result of such dividend or distribution.

                  The Reference Dividend shall be subject to adjustment in a manner that is inversely proportional to adjustments to the Exchange Rate; provided that no adjustment shall be made to the Reference Dividend for any adjustment made to the Exchange Rate pursuant to this paragraph (d).

                                    (e) If the Parent Guarantor or any of its
subsidiaries makes a payment in respect of a tender offer or exchange offer for Lexington Common Shares to the extent that the cash and value of any other consideration included in the payment per Lexington Common Share exceeds the Closing Sale Price of a Lexington Common Share on the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (the "Expiration Time"), the Exchange Rate shall be adjusted based on the following formula:

                  ER(1) =           ER(0) x ((AC + (SP(1) x OS(1)))/(SP(1) x
                                    OS(0)))

                  where

                  ER(0) = the Exchange Rate in effect immediately prior to the adjustment relating to such event

                  ER(1) = the new Exchange Rate taking such event into account

                  AC    =           the aggregate value of all cash and any
                                    other consideration (as determined in good faith by the Board of Trustees of the Parent
                                    Guarantor) paid or payable for Lexington
                                    Common Shares purchased in such tender or exchange offer

                  OS(0) = the number of Lexington Common Shares outstanding immediately prior to the date such tender or exchange offer expires

                  OS(1) = the number of Lexington Common Shares outstanding immediately after such tender or exchange offer expires (after giving effect to the purchase or exchange of shares pursuant to such tender or exchange offer)

                  SP(1) = the average of the Closing Sale Prices of Lexington Common Shares for the 10 consecutive Trading Days commencing on the Trading Day next succeeding the date such tender or exchange offer expires.

                  If the application of the foregoing formula would result in a decrease in the Exchange Rate, no adjustment to the Exchange Rate shall be made.

                  Any adjustment to the Exchange Rate made pursuant to this paragraph (e) shall become effective on the date immediately following the Expiration Time. If the Parent Guarantor or one of its subsidiaries is obligated to purchase Lexington Common Shares pursuant to any such tender or exchange offer but is permanently prevented by applicable law from effecting any such purchase or all such purchases are rescinded, the new Exchange Rate shall be readjusted to be the Exchange Rate that would be in effect if such tender or exchange offer had not been made.

                                    (f) Notwithstanding the foregoing, in the
event of an adjustment to the Exchange Rate pursuant to paragraph (d) or (e) above, in no event shall the Exchange Rate exceed 47.5285, subject to adjustment pursuant to paragraphs (a), (b) and (c) above.

                                    (g) If the Parent Guarantor has in effect a
rights plan while any Notes remain Outstanding, Holders of Notes shall receive, upon an exchange of Notes in respect of which the Issuer has elected to deliver Net Shares, in addition to such Net Shares, rights under any shareholder rights agreement that the Parent Guarantor may then have in effect unless, prior to exchange, the rights have expired, terminated or been redeemed or unless the rights have separated from the Lexington Common Shares. If the rights provided for in the rights plan adopted by the Parent Guarantor have separated from the Lexington Common Shares in accordance with the provisions of the applicable shareholder rights agreement so that Holders of Notes would not be entitled to receive any rights in respect of Lexington Common Shares into which Notes are exchangeable, the Exchange Rate shall be adjusted at the time of separation as if the Parent Guarantor had distributed to all holders of Lexington Common Shares capital stock, evidences of indebtedness or other assets or property pursuant to paragraph (c) above, subject to readjustment upon the subsequent expiration, termination or redemption of the rights.

                  In addition to the adjustments pursuant to paragraphs (a) through (g) above, the Issuer may increase the Exchange Rate in order to avoid or diminish any income tax to holders of Lexington Common Shares resulting from any dividend or distribution of capital stock (or rights to acquire Lexington Common Shares) or from any event treated as such for income tax purposes. The Issuer may also, from time to time, to the extent permitted by applicable law, increase the Exchange Rate by any amount for any period if the Issuer has determined that such increase would be in the best interests of the Issuer or the Parent Guarantor. If the Issuer makes such determination, it shall be conclusive and Issuer shall mail to Holders of the Notes a notice of the increased Exchange Rate and the period during which it shall be in effect at least fifteen (15) days prior to the date the increased Exchange Rate takes effect in accordance with applicable law.

                  If, in connection with any adjustment to the Exchange Rate as set forth in this Section 2.14, a Holder shall be deemed for U.S. federal tax purposes to have received a distribution or other income from the Issuer, the Issuer may set off any withholding tax it or the Parent Guarantor reasonably believes it is required to collect with respect to any such deemed distribution or payment against cash payments of interest in accordance with the provisions of Section 2.05 hereof or from cash and Lexington Common Shares, if any, otherwise deliverable to a Holder upon an exchange of Notes in accordance with the provisions of Section 2.12 hereof or a redemption or repurchase of a Note in accordance with the provisions of Section 2.07, 2.08 or 2.09 hereof.

                  The Issuer shall not make any adjustment to the Exchange Rate if Holders of the Notes are permitted to participate, on an as-exchanged basis, in the transactions described above without exchanging their Notes.

                  Notwithstanding anything to the contrary contained herein, in addition to the other events set forth herein on account of which no adjustment to the Exchange Rate shall be made, the applicable Exchange Rate shall not be adjusted for:

                                    (i) the issuance of any Lexington Common
Shares pursuant to any public or private follow-on offering of such shares;

                                    (ii) the issuance of any Lexington Common
Shares pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on securities of the Issuer or those of the Parent Guarantor and the investment of additional optional amounts in Lexington Common Shares under any plan;

                                    (iii) the issuance of any Lexington Common
Shares or options or rights to purchase those shares pursuant to any present or future employee, trustee or consultant benefit plan, employee agreement or arrangement or program of the Parent Guarantor or the Issuer;

                                    (iv) the issuance of any Lexington Common
Shares pursuant to any option, warrant, right, or exercisable, exchangeable or convertible security outstanding as of the date the Notes were first issued;

                                    (v) a change in the par value of Lexington
Common Shares;

                                    (vi) accumulated and unpaid dividends or
distributions;

                                    (vii) as a result of a tender offer solely
to holders of less than 100 Lexington Common Shares; and

                                    (viii) the issuance of limited partnership
units by the Operating Partnerships for cash or property and the issuance of Lexington Common Shares for cash or property or the payment of cash upon redemption thereof; provided that the acquisition of property upon issuance of the limited partnership units will not result in any anti-dilution adjustments pursuant to this Section 2.14.

                  No adjustment in the Exchange Rate shall be required unless the adjustment would require an increase or decrease of at least 1% of the Exchange Price. If the adjustment is not made because the adjustment does not change the Exchange Price by at least 1%, then the adjustment that is not made shall be carried forward and taken into account in any future adjustment. All required calculations shall be made to the nearest cent or 1/1000th of a share, as the case may be. Notwithstanding the foregoing, if the Notes are called for redemption, all adjustments not previously made shall be made on the 10th Business Day preceding the applicable Redemption Date.

                  Whenever the Exchange Rate is adjusted as herein provided, the Parent Guarantor or the Issuer shall as promptly as reasonably practicable file with the Trustee and any Exchange Agent other than the Trustee an Officers' Certificate setting forth the Exchange Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Promptly after delivery of such certificate, the Parent Guarantor or the Issuer shall prepare a notice of such adjustment of the Exchange Rate setting forth the adjusted Exchange Rate and the date on which each adjustment becomes effective and shall mail such notice of such adjustment of the Exchange Rate to the Holders of the Notes upon request within 20 Business Days of the Effective Date of such adjustment. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

                  For purposes of this Section 2.14, the number of Lexington Common Shares at any time outstanding shall not include shares held in the treasury of the Parent Guarantor but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of Lexington Common Shares.

                  Notwithstanding anything in this Section 2.14 to the contrary, in no event shall the Exchange Rate be adjusted so that the Exchange Price would be less than $0.01.

                  Section 2.15. Ownership Limit; Withholding. Notwithstanding any other provision of the Notes or the instructions contained herein, no Person may own, or be deemed to own by virtue of the attribution rules of the Code, more than 9.8% in value of Lexington Common Shares or the issued and outstanding shares of any of the Parent Guarantor's other classes or series of shares of beneficial interest. In case of requests for waivers or modifications of such limit by Persons that are not individuals or treated as individuals under the Code, the Board of Trustees of the Parent Guarantor is required to waive or modify such limit if, among other things, evidence satisfactory to it is presented that such ownership would not jeopardize the Parent Guarantor's status as a real estate investment trust for U.S. federal income tax purposes. Notwithstanding any other provision of the Notes or the instructions contained herein, no Holder of Notes shall be entitled to exchange such Notes for Lexington Common Shares to the extent that receipt of such shares would cause such Holder (together with such Holder's affiliates) to exceed the ownership limit contained in the Declaration of Trust of the Parent Guarantor as in effect from time to time.

                  At the Maturity of the principal of the Notes, whether at Stated Maturity or upon earlier redemption or repurchase of Notes or otherwise, and as otherwise required by law, the Issuer may deduct and withhold from the amount of consideration otherwise deliverable to such Holder the amount required to be deducted and withheld under applicable law.

                  Section 2.16. Merger, Consolidation or Sale. Solely for purposes of the Notes, Section 801 and Section 803 of the Indenture are hereby modified and amended to include, in addition to clauses (1), (2) and (3), the following additional clause:

                  "(4) if as a result of such transaction the Notes become exchangeable or convertible into common stock or other securities issued by a third party, such third party shall assume or fully and unconditionally guarantee all obligations under the Notes and the Indenture."

                  Section 2.17. Satisfaction and Discharge. The provisions of Sections 401, 402, 403 and 404 of the Original Indenture shall not be applicable to the Notes. This Indenture shall be discharged and shall cease to be of further effect as to all Notes when either (i) all Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid as provided in Section 306 of the Original Indenture) have been delivered to the Trustee for the Notes for cancellation or (ii) (A) all Notes have not theretofore been delivered to the Trustee for cancellation, after the Notes have become due and payable, whether on the date of the Stated Maturity of the principal amount of the Notes, any Redemption Date, Optional Repurchase Date or Change of Control Repurchase Date or upon exchange or otherwise, cash or Lexington Common Shares in accordance with the terms hereof and the Issuer has irrevocably deposited or caused to be deposited with such Trustee as trust funds in trust an amount of cash in any combination of currency or currency unit in which the Notes are payable (except as otherwise specified pursuant to Section 301 of the Original Indenture for the Notes) and/or Lexington Common Shares sufficient to pay and discharge the entire indebtedness on such Notes for principal and accrued and unpaid interest (including Additional Interest, if any), if any, and pay all other sums payable on, and securities deliverable in respect of, the Notes and under the Indenture in respect of such Notes; (B) no Event of Default or event which with the giving of notice or the lapse of time, or both, would become an Event of Default shall have occurred and be continuing on the date of such deposit and no Event of Default under Section 501(5) or

Section 501(6) of the Original Indenture shall have occurred and be continuing on the 123rd day after such date; (C) the Issuer has paid, or caused to be paid, all sums payable by it under the Indenture in respect of the Notes; and (D) the Issuer has delivered irrevocable instructions to the Trustee for the Notes under the Indenture to apply the deposited money and the Lexington Common Shares toward the payment of such Notes. In addition, the Issuer must deliver an Officers' Certificate and an Opinion of Counsel to the Trustee for the Notes stating that all conditions precedent to satisfaction and discharge have been satisfied.

                  Section 2.18. Events of Default; Waiver of Past Defaults.

                                    (a) Section 501 of the Original Indenture is
modified and amended for purposes of the Notes to add the following Events of
Default:

                  "default in the delivery when due of the Exchange Value on the terms set forth herein and in the Notes, upon exercise of a Holder's exchange right in accordance with the terms hereof and of the Notes and the continuation of such default for 10 days;"

                                     - and -

                  "failure of the Issuer to provide an Issuer Notice within 20 days after the occurrence of a Change of Control as provided in Section 2.09 of the First Supplemental Indenture, and such failure continues for 5 Business Days."

                                    (b) Section 513 of the Original Indenture is
modified and amended for purposes of the Notes to add the following as clause
(3):

                  "(3) in respect of the failure by the Issuer to exchange any Notes in accordance with the provisions of this Indenture."

                  Section 2.19. Modification. Section 902 of the Original Indenture, as modified by this Section 2.19, shall apply solely to the Notes, and Section 902 of the Original Indenture, other than as modified by this
Section 2.19, shall not apply to the Notes. As modified by this Section 2.19 with respect to the Notes, Section 902 of the Original Indenture is as follows:

                  "With the consent of the Holders of a majority in principal amount of all Outstanding Notes affected by such supplemental indenture (voting together as a single class), by Act of said Holders delivered to the Issuer, the Parent Guarantor and the Trustee, the Issuer, when authorized by or pursuant to a Board Resolution, the Parent Guarantor (when authorized by or pursuant to a Parent Guarantor's Board Resolution), and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders of Notes under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Note affected thereby:

                                    (a) change the Stated Maturity of the
principal of, or any installment interest (including Additional Interest, if any) on, the Notes;

                                    (b) reduce the principal amount of, the rate
of interest (including Additional Interest, if any) on, or change the timing or reduce the amount payable on the redemption of, the Notes;

                                    (c) make any change that impairs or
adversely affects the rights of a Holder to exchange Notes in accordance herewith;

                                    (d) change the Place of Payment, or the coin
or currency, for payment of principal of, or interest (including Additional Interest, if any) on, the Notes;

                                    (e) reduce or alter the method of
computation of any amount payable upon redemption, repayment or purchase of any Notes by the Company (or the time when such redemption, repayment or purchase may be made);

                                    (f) impair the right to institute suit for
the enforcement of any payment on or with respect to Notes or the delivery of the Exchange Value as required by the Indenture upon an exchange of Notes;

                                    (g) release the Guarantee of any Guarantor
(except as otherwise provided in the Indenture) or make any changes to such Guarantees in a manner adverse to the Holders;

                                    (h) reduce the percentage in principal
amount of the Outstanding Notes, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver with respect to the Outstanding Notes (or compliance with specified provisions of the Indenture or specified defaults and consequences thereunder) or to reduce the quorum or voting requirements set forth in the Indenture; or

                                    (i) modify any of the provisions of this
Section 902, Section 513 or Section 1013 of the Original Indenture, except to increase the required percentage to effect such action or to provide that specified other provisions of the Indenture which may not be modified or waived without the consent of the Holders of each Outstanding Note affected thereby.

                  It shall not be necessary for any Act of Holders under this
Section 2.19 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

                  A supplemental indenture which changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular series of Securities, or which modifies the rights of the Holders of Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other series."

                  Section 2.20. Full and Unconditional Guarantee by the Parent Guarantor and the Subsidiary Guarantors. The provisions of ARTICLE FOURTEEN of the Original Indenture shall be applicable to the Notes, with each of the Parent Guarantor and the Subsidiary Guarantors being guarantors of the Notes.

                  Section 2.21. [Intentionally Omitted]

                  Section 2.22. Calculations in Respect of the Notes. Except as otherwise specifically stated herein or in the Notes, all calculations to be made in respect of the Notes shall be the obligation of the Issuer. All calculations made by the Issuer or its agent as contemplated pursuant to the terms hereof and of the Notes shall be made in good faith and, absent manifest error, shall be final and binding on the Issuer and the Holders. The Issuer shall provide a schedule of calculations to the Trustee, and the Trustee shall be entitled conclusively to rely upon the accuracy of the calculations by the Issuer without independent verification. The Trustee shall forward calculations made by the Issuer to any Holder of Notes upon written request within 20 Business Days after the effective date of any adjustment.

                  The Trustee shall not at any time be under any duty or responsibility to any holder of Notes to determine or calculate the Exchange Rate or whether any facts exist which may require any adjustment of the Exchange Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. The Trustee shall not be accountable with respect to the validity or value (or the kind or amount) of any Lexington Common Shares, or of any capital stock, other securities or other assets or property, which may at any time be issued or delivered upon the exchange or conversion of any Notes; and the Trustee makes no representations with respect thereto. The Trustee shall not be responsible for any failure of the Issuer to issue, transfer or deliver any Lexington Common Shares or stock certificates or other securities or property or cash upon the surrender of any Notes for the purpose of exchange or conversion or to comply with any of the duties, responsibilities or covenants of the Issuer or Parent Guarantor contained in this Article 2. Without limiting the generality of the foregoing, the Trustee shall not be under any responsibility to determine the correctness of any provisions relating either to the kind or amount of shares of capital stock or other securities or other assets or property (including cash) receivable by holders of Notes upon the exchange or conversion of their Notes after any event referred to herein or to any adjustment to be made with respect thereto, but may accept as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officers' Certificate (which the Issuer shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto.

                  Section 2.23. Authorized Denominations. The Notes shall be issued in denominations of $1,000 and integral multiples thereof and payments of principal and interest (including Additional Interest) on the Notes shall be made in U.S. dollars.

                  Section 2.24. Exchange Agent, Paying Agent and Securities Registrar. U.S. Bank National Association is hereby appointed as Exchange Agent, Paying Agent and the Security Registrar for the Notes. The Security Register for the Notes shall be maintained by the Security Registrar in the Borough of Manhattan, The City of New York. The rights, privileges, protections, immunities and benefits given to the Trustee pursuant to the Indenture, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities with respect to the Notes.

                  Section 2.25. Restrictions on Transfer. (a) Every Note (and all Notes issued in exchange therefor or in substitution thereof) that bears or is required under this Section 2.25(a) to bear the legend set forth in this
Section 2.25(a) (together with any Lexington Common Shares issued upon exchange of such Notes, collectively, the "Restricted Securities") shall be subject to the restrictions on transfer set forth in this Section 2.25(a) (including those set forth in the legend below) unless such restrictions on transfer shall be waived by written consent of the Issuer, and the Holder of each such Restricted Security, by such Holder's acceptance thereof, agrees to be bound by all such restrictions on transfer. As used in this Section 2.25(a), the term "transfer" means any sale, pledge, loan, transfer or other disposition whatsoever of any Restricted Security or any interest therein.

                  Until the expiration of the holding period applicable to sales of Restricted Securities under Rule 144(k) under the Securities Act (or any successor provision), any certificate evidencing a Restricted Security shall bear a legend in substantially the following form, unless such Restricted Security has been sold pursuant to a registration statement that has been declared effective under the Securities Act (and which continues to be effective at the time of such transfer) or sold pursuant to Rule 144 under the Securities Act or any similar provision then in force, or unless otherwise agreed by the Issuer in writing, with written notice thereof to the Trustee:

                  THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS, AND MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER:

                  (1) REPRESENTS THAT IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IS AWARE THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A UNDER THE SECURITIES ACT AND IS PURCHASING THIS SECURITY IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT;

                  (2) AGREES THAT IT SHALL NOT, WITHIN TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUANCE OF THIS SECURITY AND THE LAST DATE ON WHICH LEXINGTON REALTY TRUST OR THE LEXINGTON MASTER LIMITED PARTNERSHIP OR AN AFFILIATE THEREOF WAS THE OWNER OF THIS SECURITY, RESELL OR OTHERWISE TRANSFER THIS SECURITY OR THE LEXINGTON COMMON SHARES ISSUABLE UPON EXCHANGE OF SUCH SECURITY EXCEPT (A) TO LEXINGTON REALTY TRUST OR THE LEXINGTON MASTER LIMITED PARTNERSHIP OR ANY OF THEIR RESPECTIVE SUBSIDIARIES, (B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), OR (D) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED

EFFECTIVE UNDER THE SECURITIES ACT AND WHICH CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH RESALE OR TRANSFER; AND

                  (3) AGREES THAT IT SHALL DELIVER TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED PURSUANT TO CLAUSE 2(B) ABOVE A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS SECURITY WITHIN TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE OF THIS SECURITY AND THE LAST DATE ON WHICH LEXINGTON REALTY TRUST OR THE LEXINGTON MASTER LIMITED PARTNERSHIP OR AN AFFILIATE THEREOF WAS THE OWNER OF THIS SECURITY, THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS SECURITY TO THE TRUSTEE. IF THE PROPOSED TRANSFER IS PURSUANT TO CLAUSE 2(C) ABOVE, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND THE LEXINGTON MASTER LIMITED PARTNERSHIP, SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS LEXINGTON REALTY TRUST OR THE LEXINGTON MASTER LIMITED PARTNERSHIP OR THE TRUSTEE MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THIS LEGEND SHALL BE REMOVED UPON THE EARLIER OF THE TRANSFER OF THIS SECURITY PURSUANT TO CLAUSE 2(C) OR 2(D) ABOVE OR THE EXPIRATION OF TWO YEARS FROM THE LATER OF THE ORIGINAL ISSUE DATE OF THIS SECURITY AND THE LAST DATE ON WHICH LEXINGTON REALTY TRUST OR THE LEXINGTON MASTER LIMITED PARTNERSHIP OR AN AFFILIATE THEREOF WAS THE OWNER OF THIS SECURITY. THE HOLDER OF THIS SECURITY IS ENTITLED TO THE BENEFITS OF A REGISTRATION RIGHTS AGREEMENT (AS SUCH TERM IS DEFINED IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF) AND, BY ITS ACCEPTANCE HEREOF, AGREES TO BE BOUND BY AND TO COMPLY WITH THE PROVISIONS OF SUCH REGISTRATION RIGHTS AGREEMENT.

                  Each share certificate representing Lexington Common Shares issued upon conversion of Notes bearing a legend will bear a comparable legend (except that the legend will indicate that the two-year period commenced on the original issuance of the Notes) until it is removed in conformity with applicable securities laws.

                  Any Notes that are Restricted Securities and as to which such restrictions on transfer shall have expired in accordance with their terms or as to conditions for removal of the foregoing legend set forth therein have been satisfied may, upon surrender of such Note for exchange to the Securities Registrar in accordance with the provisions of this Section 2.25, be exchanged for a new Note or Notes, of like tenor and aggregate principal amount, which shall not bear the restrictive legend required by this Section 2.25(a). If such Restricted Security surrendered for exchange is represented by a global Note bearing the legend set forth in this Section 2.25(a), the principal amount of the legended global Note shall be reduced by the appropriate principal amount and the principal amount of a global Note without the legend set forth in this
Section 2.25(a) shall be increased by an equal principal amount. If a global Note without the legend set forth in this Section 2.25(a) is not then outstanding, the Issuer shall execute and the Trustee shall authenticate and deliver an unlegended global Note to the Depositary.

                  In the event Rule 144(k) under the Securities Act (or any successor provision) is amended to shorten the two-year period under Rule 144(k), then, the references in the restrictive legends set forth above to "TWO YEARS," and in the corresponding transfer restrictions described above, and in the Notes and the Lexington Common Shares shall be deemed to refer to such shorter period, from and after receipt by the Trustee of an Officers' Certificate and an Opinion of Counsel to that effect. As soon as reasonably practicable after the public announcement of the effectiveness of any such amendment to shorten the two-year period under Rule 144(k), unless such changes would otherwise be prohibited by, or would cause a violation of, the federal securities laws applicable at the time, the Issuer shall provide to the Trustee an Officers' Certificate and an Opinion of Counsel as to the effectiveness of such amendment and the effectiveness of such change to the restrictive legends and transfer restrictions.

                                    (a) Any Restricted Securities, prior to the
expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision), purchased or owned by the Issuer or any Affiliate thereof may not be resold by the Issuer or such Affiliate and shall be surrendered to the Trustee for cancellation. Upon expiration of the holding period applicable Restricted Securities under Rule 144(k) under the Securities Act (or any successor provision), the Notes may, to the extent permitted by applicable law, be reissued or sold or may be surrendered to the Trustee for cancellation. Any Notes surrendered for cancellation may not be reissued or resold and shall be cancelled promptly by the Trustee.

                                    (b) The Trustee shall have no obligation or
duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this instrument or under applicable law with respect to any transfer of any interest in any Note other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this instrument, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

                  Section 2.26. Rule 144A Information Requirement. If at any time within the period prior to the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision), the Parent Guarantor or the Issuer is not subject to Section 13 or 15(d) under the Exchange Act, the Parent Guarantor or the Issuer, as the case may be, covenant and agree that it will make available to any holder or beneficial holder of Notes or any Lexington Common Shares issued upon exchange thereof which continue to be Restricted Securities in connection with any sale thereof and any prospective purchaser of Notes or such Lexington Common Shares designated by such holder or beneficial holder, the information required pursuant to Rule 144A(d)(4) under the Securities Act upon the request of any holder or beneficial holder of the Notes or such Lexington Common Shares, all to the extent required to enable such holder or beneficial holder to sell its Notes or Lexington Common Shares without registration under the Securities Act within the limitation of the exemption provided by Rule 144A unless a resale shelf registration statement in respect of the Notes and the Lexington Common Shares is available.

                  Section 2.27. Provision of Financial Information. (a) So long as the Notes are outstanding and whether or not required by the Commission, the Parent Guarantor and the Issuer will furnish to the Trustee within 15 days of the time periods specified in the Commission's rules and regulations: (i) all annual and quarterly financial information that would be required to be contained in filings with the Commission on Forms 10-K and 10-Q if the Parent Guarantor and the Issuer were required to file those filings, including a related "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report on the annual financial statements by the certified independent accountants of the Parent Guarantor and the Issuer; and (ii) all current reports that would be required to be filed with the Commission on Form 8-K if the Parent Guarantor and the Issuer were required to file such reports.

                  (b) If the Parent Guarantor or the Issuer is not subject to Sections 13 and 15(d) of the Exchange Act, the Parent Guarantor or the Issuer, as the case may be, will (A) furnish to the holders of the Notes, without cost to such holders, a copy of the information and reports referred to in clause (a) above within 15 days of the time periods specified in the Commission's rules and regulations, and (B) upon written request and payment of the reasonable cost of duplication and delivery, promptly supply to any prospective holder of the debt securities a copy of the information and reports referred to in clause (a).

                  In addition, whether or not required by the Commission, the Parent Guarantor and the Issuer will file a copy of the information and reports referred to above with the Commission for public availability within the time periods specified in the Commission's rules and regulations (unless the Commission will not accept such a filing).

                  The Parent Guarantor and the Issuer will be deemed to have satisfied the obligation to deliver the foregoing financial information if the information is filed on the Commission's EDGAR system in the timeframes otherwise applicable for delivery to the Trustee, to Holders or prospective Holders, as the case may be.

                  Delivery of such reports, information and documents to the Trustee shall be for information purposes only and the Trustee's receipt of such shall not, in the absence of gross negligence, bad faith or willful misconduct on its part, constitute constructive notice of any information contained therein or determinable from information contained therein, including each of the Issuer's and Parent Guarantor's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

                  Section 2.28. Additional Interest Notice. In the event that the Issuer is required to pay Additional Interest to Holders of Notes pursuant to the Registration Rights Agreement, the Issuer shall provide written notice ("Additional Interest Notice") to the Trustee of its obligation to pay Additional Interest no later than fifteen (15) calendar days prior to the proposed payment date for Additional Interest, and the Additional Interest Notice shall set forth the amount of Additional Interest to be paid by the Issuer on such payment date. The Trustee shall not at any time be under any duty or responsibility to any Holder of Notes to determine the Additional Interest, or with respect to the nature, extent or calculation of the amount of Additional Interest when made, or with respect to the method employed in such calculation of the Additional Interest.

                                  ARTICLE THREE
                                  FORM OF NOTES

                  Section 3.01. Form of Notes. The Notes and the Trustee's certificate of authentication to be borne by such Notes shall be substantially in the form set forth in Exhibit A hereto. Any of the Notes may have such letters, numbers or other marks of identification and such notations, legends, endorsements or changes as the officers executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of the Indenture, or as may be required by the Depositary or by the National Association of Securities Dealers, Inc. in order for the Notes to be tradable on The PORTALSM Market or as may be required for the Notes to be tradable on any other market developed for trading of securities pursuant to Rule 144A or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange or automated quotation system on which the Notes may be listed, or to conform to usage, or to indicate any special limitations or restrictions to which any particular Notes are subject.

                                  ARTICLE FOUR
                                  MISCELLANEOUS

                  Section 4.01. Relation to Original Indenture. This First Supplemental Indenture supplements the Original Indenture, as amended and supplemented, and shall be a part and subject to all the terms thereof. Except as supplemented hereby, all of the terms, provisions and conditions of the Original Indenture, as amended and supplemented, and the Securities issued thereunder shall continue in full force and effect.

                  Section 4.02. Concerning the Trustee. The Trustee shall not be responsible for any recital herein (other than the second and fourth recitals as they appear and as they apply to the Trustee) as such recitals shall be taken as statements of the Issuer and the Parent Guarantor, or the validity of the execution by the Issuer or the Parent Guarantor of this First Supplemental Indenture. The Trustee makes no representations as to the validity or sufficiency of this instrument.

                  Section 4.03. Effect of Headings. The Article and Section headings herein are for convenience of reference only and shall not affect the construction hereof.

                  Section 4.04. Counterparts. This instrument may be executed in counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same instrument.

                  Section 4.05. Governing Law. This instrument shall be governed by and construed in accordance with the laws of the State of New York.

                  Section 4.06. Account Opening Information. (a) For accounts opened in the U.S.: To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each person who opens an account. When an account is opened, the Trustee will request information that will allow it to identify relevant parties.

                  (b) For non-U.S. accounts: To help in the fight against the funding of terrorism and money laundering activities, the Trustee, along with all financial institutions, is required to obtain, verify, and record information that identifies each person who opens an account. When an account is opened, the Trustee will request information that will allow it to identify relevant parties.

                            [signature pages follow]

                  IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the day and year first above written.

                                    THE LEXINGTON MASTER LIMITED PARTNERSHIP, a
                                    Delaware limited partnership, as Issuer of the Notes

                                    By: Lex GP-1 Trust, its general partner, a
                                    Delaware statutory trust

                                    By: /s/ T. Wilson Eglin
                                       -----------------------------------------
                                    Name: T. Wilson Eglin
                                    Title:   Chief Executive Officer


                                    LEXINGTON REALTY TRUST,
                                    as Parent Guarantor

                                    By: /s/ T. Wilson Eglin
                                       -----------------------------------------
                                    Name: T. Wilson Eglin
                                    Title:   Chief Executive Officer


                                    LEPERCQ CORPORATE INCOME FUND L.P., a
                                    Delaware limited partnership, as a
                                    Subsidiary Guarantor

                                    By: Lex GP-1 Trust, its general partner, a
                                    Delaware statutory trust

                                    By: /s/ T. Wilson Eglin
                                       -----------------------------------------
                                    Name: T. Wilson Eglin
                                    Title:   Chief Executive Officer


                                    LEPERCQ CORPORATE INCOME FUND II L.P., a
                                    Delaware limited partnership, as a
                                    Subsidiary Guarantor

                                    By: Lex GP-1 Trust, its general partner, a
                                    Delaware statutory trust

                                    By: /s/ T. Wilson Eglin
                                       -----------------------------------------
                                    Name: T. Wilson Eglin
                                    Title:   Chief Executive Officer

                                    NET 3 ACQUISITION L.P., a Delaware limited partnership, as a Subsidiary Guarantor

                                    By: Lex GP-1 Trust, its general partner, a
                                    Delaware statutory trust

                                    By: /s/ T. Wilson Eglin
                                       -----------------------------------------
                                    Name: T. Wilson Eglin
                                    Title:   Chief Executive Officer



                                    ACQUIPORT LSL GP LLC, a Delaware limited liability company, as a Subsidiary Guarantor

                                    By: Lexington Realty Trust, its managing
                                    member, a Maryland statutory real estate
                                    investment trust

                                    By: /s/ T. Wilson Eglin
                                       --------------------------
                                        Name: T. Wilson Eglin
                                        Title:   President

                                    LEX GP-1 TRUST,
                                    as a Subsidiary Guarantor

                                    By: /s/ T. Wilson Eglin
                                       --------------------------
                                        Name: T. Wilson Eglin
                                        Title:   President

                                    LEX LP-1 TRUST,
                                    as a Subsidiary Guarantor

                                    By: /s/ T. Wilson Eglin
                                       --------------------------
                                        Name: T. Wilson Eglin
                                        Title:   President

                                    LEXINGTON BCBS L.L.C., a South Carolina
                                    limited liability company, as a Subsidiary
                                    Guarantor

                                    By: Lexington Realty Trust, its managing
                                    member, a Maryland statutory real estate
                                    investment trust

                                    By: /s/ T. Wilson Eglin
                                       --------------------------
                                        Name: T. Wilson Eglin
                                        Title:   President

                                    LEXINGTON CARROLLTON MANAGER LLC, a Delaware limited liability company, as a Subsidiary Guarantor

                                    By: /s/ T. Wilson Eglin
                                       --------------------------
                                        Name: T. Wilson Eglin
                                        Title:   President

                                    LEXINGTON CHELMSFORD MANAGER LLC, a Delaware limited liability company, as a Subsidiary Guarantor

                                    By: /s/ T. Wilson Eglin
                                       --------------------------
                                        Name: T. Wilson Eglin
                                        Title:   President

                                    LEXINGTON CONTRIBUTIONS INC., a Delaware corporation, as a Subsidiary Guarantor

                                    By: /s/ T. Wilson Eglin
                                       --------------------------
                                        Name: T. Wilson Eglin
                                        Title:   President

                                    LEXINGTON DOVER LLC, a Delaware limited
                                    liability company, as a Subsidiary Guarantor

                                    By: /s/ T. Wilson Eglin
                                       --------------------------
                                        Name: T. Wilson Eglin
                                        Title:   President

                                    LEXINGTON FORT STREET TRUST, a New York
                                    grantor trust, as a Subsidiary Guarantor

                                    By: Lexington Fort Street Trustee LLC, its
                                    trustee, a Delaware limited liability
                                    company

                                    By: /s/ T. Wilson Eglin
                                       --------------------------
                                        Name: T. Wilson Eglin
                                        Title:   President

                                    LEXINGTON FOXBORO I LLC, a Delaware limited liability company, as a Subsidiary Guarantor

                                    By: /s/ T. Wilson Eglin
                                       --------------------------
                                        Name: T. Wilson Eglin
                                        Title:   President

                                    LEXINGTON FOXBORO II LLC, a Delaware limited liability company, as a Subsidiary Guarantor

                                    By: /s/ T. Wilson Eglin
                                       --------------------------
                                        Name: T. Wilson Eglin
                                        Title:   President

                                    LEXINGTON HIGH POINT MANAGER LLC, a Delaware limited liability company, as a Subsidiary Guarantor

                                    By: /s/ T. Wilson Eglin
                                       --------------------------
                                        Name: T. Wilson Eglin
                                        Title:   President

                                    LEXINGTON LOS ANGELES MANAGER LLC, a
                                    Delaware limited liability company, as a Subsidiary Guarantor

                                    By: /s/ T. Wilson Eglin
                                       --------------------------
                                        Name: T. Wilson Eglin
                                        Title:   President

                                    LEXINGTON MILLINGTON MANAGER LLC, a Delaware limited liability company, as a Subsidiary Guarantor

                                    By: /s/ T. Wilson Eglin
                                       --------------------------
                                        Name: T. Wilson Eglin
                                        Title:   President

                                    LEXINGTON MINNEAPOLIS LLC, a Delaware
                                    limited liability company, as a Subsidiary
                                    Guarantor

                                    By: Lepercq Corporate Income Fund L.P., its
                                    managing member, a Delaware limited
                                    partnership

                                    By: Lex GP-1 Trust, its sole general
                                    partner, a Delaware statutory trust

                                    By: /s/ T. Wilson Eglin
                                       --------------------------
                                        Name: T. Wilson Eglin
                                        Title:   Chief Executive Officer

                                    LEXINGTON MULTI-STATE HOLDINGS L.P., a
                                    Delaware limited partnership, as a
                                    Subsidiary Guarantor

                                    By: LXP Multi-State Holdings Manager LLC,
                                    its sole general partner, a Delaware limited
                                    liability company

                                    By: /s/ T. Wilson Eglin
                                       --------------------------
                                        Name: T. Wilson Eglin
                                        Title:   President

                                    LEXINGTON OC LLC, a Delaware limited
                                    liability company, as a Subsidiary Guarantor

                                    By: Lepercq Corporate Income Fund II L.P.,
                                    its managing member, a Delaware limited
                                    partnership

                                    By: Lex GP-1 Trust, its sole general
                                    partner, a Delaware statutory trust

                                    By: /s/ T. Wilson Eglin
                                       --------------------------
                                        Name: T. Wilson Eglin
                                        Title:   Chief Executive Officer

                                    LEXINGTON OLIVE BRANCH LLC, a Delaware
                                    limited liability company, as a Subsidiary
                                    Guarantor

                                    By: Lexington Olive Branch Manager LLC, its
                                    managing member, a Delaware limited
                                    liability company

                                    By: /s/ T. Wilson Eglin
                                       --------------------------
                                        Name: T. Wilson Eglin
                                        Title:   President

                                    LEXINGTON OLIVE BRANCH MANAGER LLC, a
                                    Delaware limited liability company, as a Subsidiary Guarantor

                                    By: /s/ T. Wilson Eglin
                                       --------------------------
                                        Name: T. Wilson Eglin
                                        Title:   President

                                    LEXINGTON REALTY ADVISORS, INC., a Delaware corporation, as a Subsidiary Guarantor

                                    By: /s/ T. Wilson Eglin
                                       --------------------------
                                        Name: T. Wilson Eglin
                                        Title:   President

                                    LEXINGTON SOUTHFIELD LLC, a Delaware limited liability company, as a Subsidiary Guarantor

                                    By: /s/ T. Wilson Eglin
                                       --------------------------
                                        Name: T. Wilson Eglin
                                        Title:   President

                                    LEXINGTON TENNESSEE HOLDINGS L.P., a
                                    Delaware limited partnership, as a
                                    Subsidiary Guarantor

                                    By: Lex GP-1 Trust, its sole general
                                    partner, a Delaware statutory trust

                                    By: /s/ T. Wilson Eglin
                                       --------------------------
                                        Name: T. Wilson Eglin
                                        Title:   Chief Executive Officer

                                    LEXINGTON TEXAS HOLDINGS L.P., a Delaware limited partnership, as a Subsidiary Guarantor

                                    By: LXP Texas Holdings Manager LLC, its sole
                                    general partner, a Delaware limited
                                    liability company

                                    By: /s/ T. Wilson Eglin
                                       --------------------------
                                        Name: T. Wilson Eglin
                                        Title:   President

                                    LEXINGTON TIC OK HOLDINGS L.P., a Delaware limited partnership, as a Subsidiary Guarantor

                                    By: Lexington TIC OK LLC, its sole general
                                    partner, a Delaware limited liability
                                    company

                                    By: /s/ T. Wilson Eglin
                                       --------------------------
                                        Name: T. Wilson Eglin
                                        Title:   President

                                    LEXINGTON TOYS II TRUST, a New York grantor trust, as a Subsidiary Guarantor

                                    By: Lexington Toy Trustee LLC, its trustee,
                                    a Delaware limited liability company

                                    By: /s/ T. Wilson Eglin
                                       --------------------------
                                        Name: T. Wilson Eglin
                                        Title:   President

                                    LEXINGTON WALLINGFORD MANAGER LLC, a
                                    Delaware limited liability company, as a Subsidiary Guarantor

                                    By: /s/ T. Wilson Eglin
                                       --------------------------
                                        Name: T. Wilson Eglin
                                        Title:   President

                                    LEXINGTON WAXAHACHIE L.P., a Delaware
                                    limited partnership, as a Subsidiary
                                    Guarantor

                                    By: Lexington Waxahachie Manager LLC, its
                                    sole general partner, a Delaware limited
                                    liability company

                                    By: /s/ T. Wilson Eglin
                                       --------------------------
                                        Name: T. Wilson Eglin
                                        Title:   President

                                    LEXINGTON WAXAHACHIE MANAGER LLC, its sole general partner, a Delaware limited liability company, as a Subsidiary Guarantor

                                    By: /s/ T. Wilson Eglin
                                       --------------------------
                                        Name: T. Wilson Eglin
                                        Title:   President

                                    LXP GP, LLC, a Delaware limited liability company, as a Subsidiary Guarantor

                                    By: /s/ T. Wilson Eglin
                                       --------------------------
                                        Name: T. Wilson Eglin
                                        Title:   President

                                    LXP I TRUST, a Delaware statutory trust, as a Subsidiary Guarantor

                                    By: /s/ T. Wilson Eglin
                                       --------------------------
                                        Name: T. Wilson Eglin
                                        Title:   President

                                    LXP II, INC., a Delaware corporation, as a Subsidiary Guarantor

                                    By: /s/ T. Wilson Eglin
                                       --------------------------
                                        Name: T. Wilson Eglin
                                        Title:   President

                                    LXP I, L.P., a Delaware limited partnership, as a Subsidiary Guarantor

                                    By: LXP I Trust, its sole general partner, a
                                    Delaware statutory trust

                                    By: /s/ T. Wilson Eglin
                                       --------------------------
                                        Name: T. Wilson Eglin
                                        Title:   President

                                    LXP II, L.P., a Delaware limited
                                    partnership, as a Subsidiary Guarantor

                                    By: LXP II Inc., its sole general partner, a
                                    Delaware corporation

                                    By: /s/ T. Wilson Eglin
                                       --------------------------
                                        Name: T. Wilson Eglin
                                        Title:   President

                                    LXP ISS HOLDINGS L.P., a Delaware limited partnership, as a Subsidiary Guarantor

                                    By: LXP ISS Manager LLC, its sole general
                                    partner, a Delaware limited liability
                                    company

                                    By: /s/ T. Wilson Eglin
                                       --------------------------
                                        Name: T. Wilson Eglin
                                        Title:   President

                                    LXP MEMORIAL L.L.C., a Delaware limited
                                    liability company, as a Subsidiary Guarantor

                                    By: Lexington Realty Trust, its managing
                                    member, a Maryland statutory real estate
                                    investment trust

                                    By: /s/ T. Wilson Eglin
                                       --------------------------
                                        Name: T. Wilson Eglin
                                        Title:   Chief Executive Officer

                                    LXP REALTY INCOME FUND L.P., a Delaware
                                    limited partnership, as a Subsidiary
                                    Guarantor

                                    By: LXP RIF Manager LLC, its sole general
                                    partner, a Delaware limited liability
                                    company

                                    By:  /s/ T. Wilson Eglin
                                        --------------------------
                                        Name: T. Wilson Eglin
                                        Title:   President

                                    PHOENIX HOTEL ASSOCIATES LIMITED
                                    PARTNERSHIP, an Arizona limited partnership, as a Subsidiary Guarantor

                                    By: Lepercq Corporate Income Fund II L.P.,
                                    its sole general partner, a Delaware limited
                                    partnership

                                    By: Lex GP-1 Trust, its sole general
                                    partner, a Delaware statutory trust

                                    By: /s/ T. Wilson Eglin
                                       --------------------------
                                        Name: T. Wilson Eglin
                                        Title:  Chief Executive Officer

                                    SAVANNAH WATERFRONT HOTEL LLC, a Georgia limited liability company, as a Subsidiary Guarantor

                                    By: Lepercq Corporate Income Fund L.P., its
                                    managing member, a Delaware limited
                                    partnership

                                    By: Lex GP-1 Trust, its sole general
                                    partner, a Delaware statutory trust

                                    By: /s/ T. Wilson Eglin
                                       --------------------------
                                        Name: T. Wilson Eglin
                                        Title:  Chief Executive Officer

                                    UNION HILLS ASSOCIATES, an Arizona general partnership, as a Subsidiary Guarantor

                                    By: Union Hills Associates II, its managing
                                    general partner, an Arizona general
                                    partnership

                                    By: Lexington Realty Trust, its managing
                                    general partner, a Maryland statutory real
                                    estate investment trust

                                    By: /s/ T. Wilson Eglin
                                       --------------------------
                                        Name: T. Wilson Eglin
                                        Title:  Chief Executive Officer

                                    UNION HILLS ASSOCIATES II, its managing
                                    general partner, an Arizona general
                                    partnership, as a Subsidiary Guarantor

                                    By: Lexington Realty Trust, its managing
                                    general partner, a Maryland statutory real
                                    estate investment trust

                                    By: /s/ T. Wilson Eglin
                                       --------------------------
                                        Name: T. Wilson Eglin
                                        Title:  Chief Executive Officer

                                    LEXINGTON COLLIERVILLE L.P., a Delaware
                                    limited partnership, as a Subsidiary
                                    Guarantor

                                    By: Lexington Colliverville Manager LLC, its
                                    general partner, a Delaware limited
                                    liability company

                                    By: /s/ T. Wilson Eglin
                                       --------------------------
                                        Name:  T. Wilson Eglin
                                        Title:    President

                                    LEXINGTON COLLIERVILLE MANAGER LLC, a
                                    Delaware limited liability company, as a Subsidiary Guarantor

                                    By: /s/ T. Wilson Eglin
                                       --------------------------
                                        Name:  T. Wilson Eglin
                                        Title:    President

                                    LEXINGTON WESTPORT MANAGER LLC, a Delaware limited liability company, as a Subsidiary Guarantor

                                    By: /s/ T. Wilson Eglin
                                       --------------------------
                                        Name:  T. Wilson Eglin
                                        Title:    President

                                    LEXINGTON SUGARLAND MANAGER LLC, a Delaware limited liability company, as a Subsidiary Guarantor

                                    By: /s/ T. Wilson Eglin
                                       --------------------------
                                        Name:  T. Wilson Eglin
                                        Title:    President

                                    LEXINGTON EURO HOLDINGS LTD., a Delaware corporation, as a Subsidiary Guarantor

                                    By: /s/ T. Wilson Eglin
                                       --------------------------
                                        Name:  T. Wilson Eglin
                                        Title:    President

                                    LXP ADVISORY LLC, a Delaware limited
                                    liability company, as a Subsidiary Guarantor

                                    By: /s/ T. Wilson Eglin
                                       --------------------------
                                        Name:  T. Wilson Eglin
                                        Title:    President

                                    WESTPORT VIEW CORPORATE CENTER L.P., a
                                    Delaware limited partnership, as a
                                    Subsidiary Guarantor

                                    By: Lexington Westport Manager LLC, its
                                    general partner, a Delaware limited
                                    liability company

                                    By: /s/ T. Wilson Eglin
                                       --------------------------
                                        Name:  T. Wilson Eglin
                                        Title:    President

                                    U.S. BANK NATIONAL ASSOCIATION, as Trustee



                                    By: /s/ Paul Schmalzel
                                       --------------------------
                                       Name: Paul Schmalzel
                                       Title: Vice President

                                                                       Exhibit A

                                 [FORM OF NOTE]

[Include only for Global Notes]

                  THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN CERTIFICATED FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

[Include only for Notes that are Restricted Securities]

                  THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS, AND MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER:

                  (1) REPRESENTS THAT IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IS AWARE THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A UNDER THE SECURITIES ACT AND IS PURCHASING THIS SECURITY IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT;

                  (2) AGREES THAT IT SHALL NOT, WITHIN TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUANCE OF THIS SECURITY AND THE LAST DATE ON WHICH LEXINGTON REALTY TRUST OR THE LEXINGTON MASTER LIMITED PARTNERSHIP OR AN AFFILIATE THEREOF WAS THE OWNER OF THIS SECURITY, RESELL OR OTHERWISE TRANSFER THIS SECURITY OR THE LEXINGTON COMMON SHARES ISSUABLE UPON EXCHANGE OF SUCH SECURITY EXCEPT (A) TO LEXINGTON REALTY TRUST OR THE LEXINGTON MASTER LIMITED PARTNERSHIP OR ANY OF THEIR RESPECTIVE SUBSIDIARIES, (B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), OR (D)

PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT AND WHICH CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH RESALE OR TRANSFER; AND

                  (3) AGREES THAT IT SHALL DELIVER TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED PURSUANT TO CLAUSE 2(B) ABOVE A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS SECURITY WITHIN TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE OF THIS SECURITY AND THE LAST DATE ON WHICH LEXINGTON REALTY TRUST OR THE LEXINGTON MASTER LIMITED PARTNERSHIP OR AN AFFILIATE THEREOF WAS THE OWNER OF THIS SECURITY, THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS SECURITY TO THE TRUSTEE. IF THE PROPOSED TRANSFER IS PURSUANT TO CLAUSE 2(C) ABOVE, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND THE LEXINGTON MASTER LIMITED PARTNERSHIP, SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS LEXINGTON REALTY TRUST OR THE LEXINGTON MASTER LIMITED PARTNERSHIP OR THE TRUSTEE MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THIS LEGEND SHALL BE REMOVED UPON THE EARLIER OF THE TRANSFER OF THIS SECURITY PURSUANT TO CLAUSE 2(C) OR 2(D) ABOVE OR THE EXPIRATION OF TWO YEARS FROM THE LATER OF THE ORIGINAL ISSUE DATE OF THIS SECURITY AND THE LAST DATE ON WHICH LEXINGTON REALTY TRUST OR THE LEXINGTON MASTER LIMITED PARTNERSHIP OR AN AFFILIATE THEREOF WAS THE OWNER OF THIS SECURITY. THE HOLDER OF THIS SECURITY IS ENTITLED TO THE BENEFITS OF A REGISTRATION RIGHTS AGREEMENT (AS SUCH TERM IS DEFINED IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF) AND, BY ITS ACCEPTANCE HEREOF, AGREES TO BE BOUND BY AND TO COMPLY WITH THE PROVISIONS OF SUCH REGISTRATION RIGHTS AGREEMENT.

NO._____                                                     PRINCIPAL AMOUNT
CUSIP NO. 529289AA8                                          $_______________

                    THE LEXINGTON MASTER LIMITED PARTNERSHIP

                   5.45% Exchangeable Guaranteed Note due 2027

                  The Lexington Master Limited Partnership, a limited partnership duly organized and existing under the laws of the State of Delaware (the "Issuer," which term shall include any successor under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede &
Co., or its registered assigns, the principal sum of [           ] Dollars
($[              ]) on January 15, 2027 unless redeemed, repurchased or
exchanged prior to such date in accordance with the terms hereof and of the Indenture. The Parent Guarantor and the Subsidiary Guarantors (each as defined on the reverse hereof) have guaranteed the payment of principal of and interest on this Note.

                  This Note shall bear interest as specified on the reverse hereof. This Note is exchangeable for the consideration specified on the reverse hereof. This Note is subject to redemption by the Issuer at its option and to repurchase by the Issuer at the option of the Holder as specified on the reverse hereof.

                  Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                  This Note shall not be entitled to the benefits of the Indenture or the Guarantee of the Parent Guarantor or the Subsidiary Guarantors or be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by the Trustee.

                  IN WITNESS WHEREOF, the Issuer has caused this Note to be signed manually or by facsimile by an authorized signatory.

Dated:

                                    THE LEXINGTON MASTER LIMITED PARTNERSHIP, a
                                    Delaware limited partnership, as Issuer

                                    By: Lex GP-1 Trust, its general partner, a
                                    Delaware statutory trust

                                    By:
                                      ------------------------------------------
                                    Name:
                                    Title:

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

                  This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated:

                                    U.S. Bank National
                                    Association, as Trustee


                                    By:
                                       --------------------------------
                                    Authorized Signatory

                                [REVERSE OF NOTE]

                    THE LEXINGTON MASTER LIMITED PARTNERSHIP

                   5.45% Exchangeable Guaranteed Note due 2027

                  This Note is one of a duly authorized issue of notes, debentures, bonds, or other evidences of indebtedness of the Issuer (hereinafter called the "Securities") of the series hereinafter specified, all issued or to be issued under and pursuant to an Indenture, dated as of January 29, 2007 (as amended and supplemented by the First Supplemental Indenture, dated as of January 29, 2007 (the "First Supplemental Indenture"), and as further amended or supplemented from time to time, the "Indenture"), duly executed and delivered by the Issuer to U.S. Bank National Association, as trustee (the "Trustee," which term includes any successor trustee under the Indenture with respect to the series of Securities of which this Notes is a part), and reference is hereby made to the Indenture, and all modifications and amendments and indentures supplemental thereto relating to the Notes, for a description of the rights, limitations of rights, obligations, duties, and immunities thereunder of the Trustee, the Issuer, Lexington Realty Trust, a Maryland real estate investment trust (the "Parent Guarantor"), the subsidiaries of the Parent Guarantor that are guarantors of the Notes pursuant to the terms of the Indenture (the "Subsidiary Guarantors") and the Holders of the Notes and the terms upon which the Notes are authenticated and delivered. The Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may accrue interest (if any) at different rates or formulas and may otherwise vary as provided in the Indenture. This Note is one of a series of Securities designated as the "5.45% Exchangeable Guaranteed Notes due 2027" of the Issuer with respect to which the Parent Guarantor and the Subsidiary Guarantors have guaranteed the payment of principal of and interest on this Note, initially limited (except as permitted under the Indenture) in aggregate principal amount to $250,000,000 (or up to $300,000,000 if the Initial Purchasers' option to purchase additional Notes described in the Purchase Agreement is exercised). Terms used herein without definition and which are defined in the Indenture have the meanings assigned to them in the Indenture.

1.       INTEREST
         --------

                  The Notes shall bear interest at the rate of 5.45% per annum from January 29, 2007 or from the most recent Interest Payment Date (as defined below) to which interest has been paid or duly provided for, as the case may be, payable semi-annually in arrears on January 15 and July 15 of each year (each, an "Interest Payment Date"), commencing on July 15, 2007, until the principal hereof is paid or duly made available for payment. Interest payable on each Interest Payment Date shall equal the amount of interest accrued for the period commencing on and including the immediately preceding Interest Payment Date in respect of which interest has been paid or duly provided for (or commencing on and including January 29, 2007, if no interest has been paid or duly provided for) and ending on and including the day preceding such Interest Payment Date. Interest on the Notes shall be computed on the basis of a 360-day year consisting of twelve 30-day months

2.       METHOD OF PAYMENT
         -----------------

                  Except as provided in the Indenture, the Issuer shall pay interest on the Notes to the Persons who are Holders of record of Notes at the close of business (whether or not a Business Day) on the January 1 and July 1 immediately preceding the applicable Interest Payment Date (each, a "Regular Record Date"). Holders must surrender Notes to a Paying Agent and comply with the other terms of the Indenture to collect the principal amount, Redemption Price, Optional Repurchase Price or Change of Control Purchase Price of the Notes, plus, if applicable, accrued and unpaid interest (including Additional Interest, if any) payable as herein provided at maturity, upon redemption at the Issuer's option or repurchase at the Holder's option. The Issuer shall pay, in money of the United States that at the time of payment is legal tender for payment of public and private debts, all amounts due in cash with respect to the Notes on the dates and in the manner provided in this Note and the Indenture.

3.       PAYING AGENT, EXCHANGE AGENT AND SECURITY REGISTRAR
         ---------------------------------------------------

                  Initially, the Trustee shall act as Paying Agent, Exchange Agent and Security Registrar. The Issuer hereby initially designates the Corporate Trust Office of the Trustee in New York, New York as the office to be maintained by it where this Note may be presented for payment, registration of transfer or exchange, where notices or demands to or upon the Issuer or the Parent Guarantor in respect of this Note or the Indenture may be served and where the Notes may be surrendered for exchange in accordance with the provisions of paragraph 6 hereof and the Indenture. The Issuer may appoint and change any Paying Agent, Exchange Agent, Security Registrar or co-registrar or approve a change in the office through which any Paying Agent acts without notice, other than notice to the Trustee.

4.       REDEMPTION BY THE ISSUER
         ------------------------

                  The Issuer shall not have the right to redeem any Notes prior to January 20, 2012, except to preserve the status of the Parent Guarantor as a real estate investment trust. If the Issuer determines it is necessary to redeem the Notes in order to preserve the status of the Parent Guarantor as a real estate investment trust, the Issuer may redeem the Notes then Outstanding, in whole or in part, at 100% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest (including Additional Interest, if any) to, but not including, the Redemption Date.

                  The Issuer shall have the right to redeem the Notes for cash, in whole or in part at any time or from time to time, on or after January 20, 2012 at 100% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest (including Additional Interest, if any) to, but not including, the Redemption Date (the "Redemption Price").

                  Notice of redemption at the option of the Issuer shall be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at the Holder's registered address. Notes in denominations larger than $1,000 principal amount may be redeemed in part but only in integral multiples of $1,000 principal amount.

5.       OPTIONAL REPURCHASE RIGHTS; REPURCHASE AT OPTION OF HOLDER UPON A
         -----------------------------------------------------------------
         CHANGE OF CONTROL
         -----------------

                  (a) Subject to the terms and conditions of the Indenture, a Holder shall have the right to require the Issuer to repurchase all of its Notes, or any portion of the principal amount thereof that is equal to $1,000 or an integral multiple thereof, on each of January 20, 2012, January 15, 2017 and January 15, 2022 (each, an "Optional Repurchase Date") for cash equal to 100% of the principal amount of the Notes to be repurchased plus accrued and unpaid interest (including Additional Interest, if any) to, but not including, such Optional Repurchase Date (the "Optional Repurchase Price"), upon delivery to the Paying Agent of an Optional Repurchase Notice containing the information set forth in the Indenture, from the opening of business on the date that is 20 Business Days prior to such Optional Repurchase Date until the close of business on the second Business Day prior to such Optional Repurchase Date and upon compliance with the other terms of the Indenture.

                  (b) If a Change of Control occurs at any time prior to January 20, 2012, a Holder shall have the right, at such Holder's option and subject to the terms and conditions of the Indenture, to require the Issuer to repurchase all or any of such Holder's Notes having a principal amount equal to $1,000 or an integral multiple thereof on the date (the "Change of Control Purchase Date") specified by the Issuer in the Issuer Notice (which date shall be no earlier than 15 days and no later than 30 days after the date of such Issuer Notice) for cash equal to the 100% of the principal amount of the Notes to be repurchased plus accrued and unpaid interest (including Additional Interest, if any) to, but not including, the Change of Control Purchase Date (the "Change of Control Purchase Price").

                  (c) Holders have the right to withdraw any Optional Repurchase Notice or Change of Control Purchase Notice, as the case may be, by delivery to the Paying Agent of a written notice of withdrawal in accordance with the provisions of the Indenture.

                  (d) If the Paying Agent holds, in accordance with the terms of the Indenture, money sufficient to pay the Optional Repurchase Price or Change of Control Purchase Price of such Notes on the Optional Repurchase Date or Change of Control Purchase Date, as the case may be, then, on and after such date, such Notes shall cease to be Outstanding and interest on such Notes shall cease to accrue, and all other rights of the Holder shall terminate (other than the right to receive the Optional Repurchase Price or Change of Control Purchase Price upon delivery or transfer of the Notes).

6.       EXCHANGE
         --------

                  The Notes shall be exchangeable into the consideration specified in the Indenture at such times, upon compliance with such conditions and upon the terms set forth in the Indenture.

                  The initial Exchange Rate shall be 39.6071 Lexington Common Shares per $1,000 principal amount of Notes, subject to adjustment in certain circumstances as specified in the Indenture. Notes tendered for exchange by a Holder after the close of business on any Regular Record Date for an interest payment and on or prior to the corresponding Interest Payment Date must be accompanied by payment of an amount equal to the interest that such

Holder is to receive on such Notes on such Interest Payment Date; provided, however, that no such payment shall be required (1) if such Notes have been called for redemption on a Redemption Date that is after such Regular Record Date and on or prior to the second Business Day following such Interest Payment Date or (2) with respect to overdue interest (including Additional Interest), if any overdue interest exists at the time of exchange with respect to such Notes.

                  To exchange the Notes, a Holder must (a) (i) complete and manually sign the irrevocable exchange notice on the reverse of the Notes (or complete and manually sign a facsimile of such notice) and deliver such notice to the Exchange Agent at the office maintained by the Exchange Agent for such purpose, (ii) surrender the Notes to the Exchange Agent and (iii) furnish appropriate endorsements and transfer documents if required by the Exchange Agent, the Parent Guarantor or the Trustee, with respect to Notes which are in certificated form, or, (b) if the Notes are in book-entry form, comply with the appropriate procedures of the Depositary and, in the case of certificated Notes and Notes in book-entry form, pay any transfer or similar tax, if required. The date on which the Holder satisfies all such requirements shall be deemed to be the date on which the applicable Notes shall have been tendered for exchange.

                  If the Holder has delivered an Optional Repurchase Notice or a Change of Control Purchase Notice requiring the Issuer to repurchase all or a portion of this Note pursuant to paragraph 5 hereof, then this Note (or portion hereof subject to such Optional Repurchase Notice or Change of Control Purchase Notice) may be exchanged only if the Optional Repurchase Notice or Change of Control Purchase Notice is withdrawn in accordance with the terms of the Indenture.

7.       RANKING
         -------

                  The Notes are unsecured obligations of the Issuer and shall rank pari passu in right of payment with all other unsecured unsubordinated indebtedness of the Issuer from time to time outstanding.

8.       GUARANTEES
         ----------

                  This Note is fully and unconditionally guaranteed as to the due and punctual payment of principal of and interest on this Note by the Parent Guarantor and the Subsidiary Guarantors, it being understood and agreed that such Guarantees are subject to the limitations set forth in the Indenture and that the Guarantees of Subsidiary Guarantors may be released in accordance with the terms of the Indenture.

9.       DEFAULTED INTEREST
         ------------------

                  Except as otherwise specified herein or in the Indenture, any Defaulted Interest on this Note shall forthwith cease to be payable to the Holder hereof on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Issuer as provided for in
Section 307 of the Indenture.

10.      DENOMINATIONS; TRANSFER; EXCHANGE
         ---------------------------------

                  This Note is issuable only in fully registered form, without coupons, in denominations of $1,000 and integral multiples thereof. This Note may be exchanged for a like aggregate principal amount of Notes of other authorized denominations at the office or agency of the Issuer in The City of New York, in the manner and subject to the limitations provided herein and in the Indenture, but without the payment of any charge except for any tax or other governmental charge imposed in connection therewith. Upon due presentment for registration of transfer of this Note at the office or agency of the Issuer in The City of New York, one or more new Notes of authorized denominations in an equal aggregate principal amount shall be issued to the transferee in exchange therefor, and bearing such restrictive legends as may be required by the Indenture, but without payment of any charge except for any tax or other governmental charge imposed in connection therewith. In the event of any redemption in part, the Issuer shall not be required to: (i) issue or register the transfer or exchange of any Note during a period beginning at the opening of business 15 days before any selection of Notes for redemption and ending at the close of business on the earliest date on which the relevant notice of redemption is deemed to have been given to all Holders of Notes to be so redeemed, or (ii) register the transfer or exchange of any Note so selected for redemption, in whole or in part, except the unredeemed portion of any Note being redeemed in part.

11.      PERSONS DEEMED OWNERS
         ---------------------

                  The Holder of this Note may be treated as the owner of this Note for all purposes, and none of the Issuer, the Parent Guarantor or the Trustee nor any authorized agent of the Issuer, the Parent Guarantor or the Trustee shall be affected by any notice to the contrary, except as required by law.

12.      ADDITIONAL RIGHTS OF HOLDERS
         ----------------------------

                  In addition to the rights provided to Holders of Notes under the Indenture, Holders shall have all the rights set forth in the Registration Rights Agreement, dated as of January 29, 2007, among the Issuer, the Parent Guarantor and the Initial Purchasers named therein.

13.      MODIFICATION AND AMENDMENT; WAIVER
         ----------------------------------

                  The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer, the Parent Guarantor and the rights of the Holders of the Notes under the Indenture at any time by the Issuer, the Parent Guarantor and the Trustee with the consent of the Holders of not less than a majority in principal amount of the Notes affected thereby (voting together as a single class). The Indenture also provides that certain amendments or modifications may not be made without the consent of each Holder to be affected thereby, while other amendments or modifications may be made without the consent of the Holders. Furthermore, provisions in the Indenture permit the Holders of not less than a majority in principal amount of Notes, in certain instances, to waive, on behalf of all of the Holders of Securities of such series, certain past defaults under the Indenture and their consequences. Any such waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and other


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


Notes issued upon the registration of transfer hereof or in exchange hereof, or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

14.      DEFAULTS AND REMEDIES
         ---------------------

                  If an Event of Default occurs and is continuing, the Trustee, or the Holders of not less than 25% in aggregate principal amount of the Notes at the time Outstanding, may declare the principal amount and any accrued and unpaid interest, of all the Notes to be due and payable in the manner and with the effect provided in the Indenture; provided that if certain events default relating to bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of the Issuer, the Parent Guarantor, any Subsidiary Guarantor or any of the other Significant Subsidiaries of the Parent Guarantor or the Operating Partnerships or any of properties owned by these entities occurs and is continuing, the principal (or such portion thereof) of and accrued and unpaid interest on all of the Notes will become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders.

                  Events of Default in respect of the Notes are set forth in
Section 501 of the Indenture, as amended by the First Supplemental Indenture. Holders may not enforce the Indenture or the Notes except as provided in the Indenture.

15.      CONSOLIDATION, MERGER, AND SALE OF ASSETS
         -----------------------------------------

                  Except as otherwise provided in the Indenture, in the event of a consolidation or merger of the Issuer or a Guarantor or a sale, lease or conveyance of all or substantially all of the assets of the Issuer or a Guarantor as described in Article Eight of the Indenture the successor entity to the Issuer or such Guarantor, as the case may be, shall succeed to and be substituted for the Issuer or such Guarantor, as the case may be, and may exercise the rights and powers of the Issuer or such Guarantor, as the case may be, under the Indenture, and thereafter, except in the case of a lease, the Issuer or such Guarantor, as the case may be, shall be relieved of all obligations and covenants under the Indenture and the Notes and the Guarantees, as the case may be.

16.      TRUSTEE AND AGENT DEALINGS WITH THE COMPANY
         -------------------------------------------

                  The Trustee, Paying Agent, Exchange Agent and Securities Registrar under the Indenture, each in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Issuer, the Parent Guarantor or their respective Affiliates and may otherwise deal with the Issuer, the Parent Guarantor or their respective Affiliates with the same rights it would have if it were not Trustee, Paying Agent, Exchange Agent or Registrar.

17.      CALCULATIONS IN RESPECT OF THE NOTES
         ------------------------------------

                  Except as otherwise specifically stated herein or in the Indenture, all calculations to be made in respect of the Notes shall be the obligation of the Issuer. All calculations made by the Issuer or its agent as contemplated pursuant to the terms hereof and of the Indenture shall be final and binding on the Issuer and the Holders absent manifest error. The Issuer shall provide a schedule of calculations to the Trustee, and the Trustee shall be entitled conclusively to rely upon the accuracy of the calculations by the Issuer without independent verification. The Trustee shall forward calculations made by the Issuer to any Holder of Notes upon written request.

18. IMMUNITY OF INCORPORATORS, LIMITED PARTNERS, SHAREHOLDERS, TRUSTEES, DIRECTORS AND OFFICERS.
         -----------------------

         No recourse shall be had for the payment of the principal of, or the interest, if any, on any Note, or for any claim based thereon, or upon any obligation, covenant or agreement of the Indenture, against any incorporator, limited partner, shareholder, trustee, director, officer or employee, as such, past, present or future, of the Issuer, the Parent Guarantor, any Subsidiary Guarantor or of any successor entity to any of them, either directly or indirectly through the Issuer, the Parent Guarantor, any Subsidiary Guarantor or any successor entity to any of them, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment of penalty or otherwise; it being expressly agreed and understood that the Indenture and all the Notes are solely obligations of the Issuer and the Guarantees are solely the obligations of the Parent Guarantor and the Subsidiary Guarantors and that no personal liability whatever shall attach to, or is incurred by, any incorporator, limited partner, shareholder, trustee, director, officer or employee, past, present or future, of the Issuer, the Parent Guarantor, any Subsidiary Guarantor or of any successor entity to any of them, either directly or indirectly through the Issuer, the Parent Guarantor, any Subsidiary Guarantor or any successor corporation to any of them, because of the incurring of the indebtedness hereby authorized or under or by reason of any of the obligations, covenants or agreements contained in the Indenture or in any of the Notes or any of the Guarantees, or to be implied herefrom or therefrom; and that all such personal liability is hereby expressly released and waived as a condition of, and as part of the consideration for, the execution of the Indenture and the issuance of the Notes and the Guarantees.

19.      GOVERNING LAW
         -------------

                  The Indenture, this Note and the Guarantees shall be governed by and construed in accordance with the laws of the State of New York.

                                   ASSIGNMENT
                                   ----------

FOR VALUE RECEIVED, the
undersigned hereby sell(s),
assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF
ASSIGNEE

                   (Please print or Typewrite Name and Address
                     Including Postal Zip Code of Assignee)

the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints to transfer said Note on the books of the Issuer, with full power of substitution in the premises.

In connection with any transfer of the Note prior to the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision) (other than any transfer pursuant to a registration statement that has been declared effective under the Securities
Act), the undersigned confirms that such Note is being transferred:

         |_| To The Lexington Master Limited Partnership, Lexington Realty Trust or any of their respective subsidiaries; or

         |_| To a "qualified institutional buyer" in compliance with Rule 144A under the Securities Act of 1933, as amended; or

         |_| Pursuant to and in compliance with Rule 144 under the Securities Act of 1933, as amended; or

         |_| Pursuant to a Registration Statement which has been declared effective under the Securities Act of 1933, as amended, and which continues to be effective at the time of transfer.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered holder thereof.

Dated:

Signature Guaranteed

NOTICE: Signature must be guaranteed by    NOTICE: The signature to this
an eligible Guarantor Institution          Assignment must correspond with the
(banks, stockbrokers, savings and loan     name as written upon the face of the
associations and credit unions) with       within Note in every particular,
membership in an approved signature        without alteration or enlargement or
guarantee medallion program pursuant to    any change whatever.
Securities and Exchange Commission Rule
17Ad-15.

                                 EXCHANGE NOTICE

                  To exchange this Note as provided in the Indenture, check the box: |_|

                  To exchange only part of this Note, state the principal amount to be exchanged (must be $1,000 or an integral multiple of $1,000): $___.

                  If, in the event the Issuer delivers Net Shares and you want the stock certificate made out in another person's name, fill in the form below:

                  (Insert assignee's soc. sec. or tax I.D. no.)

              (Print or type assignee's name, address and zip code)

                          (Insert DTC Participant no.)

                                        Your Signature:


Date:
                                        (Sign exactly as your name appears on
                                        the other side of this Note)

(1) Signature guaranteed by:

By:

(1) Signature must be guaranteed by an eligible Guarantor Institution (banks, stockbrokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15.